United States Securities And Exchange Commission
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.___)

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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12
ULTA SALON, COSMETICS & FRAGRANCE, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 2, 2011

TO THE STOCKHOLDERS OF ULTA SALON, COSMETICS & FRAGRANCE, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Ulta Salon, Cosmetics & Fragrance, Inc. (“Ulta” or the “Company”), a Delaware corporation, will be held on Thursday, June 2, 2011, at 10:00 A.M. local time, at Ulta’s headquarters located at 1000 Remington Blvd., Suite 120, Bolingbrook, Illinois 60440, for the following purposes:

1.	To elect Dennis K. Eck, Charles J. Philippin and Kenneth T. Stevens as Class I Directors to hold office until the 2014 Annual Meeting of Stockholders;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, for our fiscal year 2011, ending January 28, 2012;

3.	To vote on an advisory resolution on the Company’s executive compensation;

4.	To vote on the frequency of future stockholder advisory votes on the Company’s executive compensation;

5.	To approve the 2011 Incentive Award Plan; and

6.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 11, 2011, as the record date for the determination of stockholders entitled to notice of and to vote on the items listed above at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

Robert S. Guttman
Senior Vice President, General Counsel and Secretary

May 2, 2011

Important notice regarding availability of proxy materials
for Ulta’s 2011 Annual Meeting of Stockholders to be held on June 2, 2011:

The Proxy Statement and Annual Report to Stockholders on Form 10-K
for the year ended January 29, 2011 are available at http://ir.ulta.com.

Brokers cannot vote for Proposals 1, 3, 4 and 5 without your instructions.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, KINDLY MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE (WHICH IS POSTAGE PREPAID, IF MAILED IN THE UNITED STATES). EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES OF RECORD ARE HELD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

		Page

ARTICLE I. PROXY MATERIALS AND ANNUAL MEETING		1
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING		1
1.	Q: General — Why am I receiving these materials?	1
2.	Q: Date, Time and Place — When and where is the Annual Meeting of Stockholders?	1
3.	Q: Purpose — What is the purpose of the Annual Meeting of Stockholders?	1
4.	Q: Attending the Annual Meeting — How can I attend the Annual Meeting?	1
5.	Q: Multiple Sets of Proxy Materials — What should I do if I receive more than one set of voting materials?	2
6.	Q: Record Holders and Beneficial Owners — What is the difference between holding shares as a Record Holder versus a Beneficial Owner?	2
7.	Q: Voting — Who can vote and how do I vote?	2
8.	Q: Revocation of Proxy — May I change my vote after I return my proxy?	3
9.	Q: Quorum — What constitutes a quorum?	3
10.	Q: Voting Results — Where can I find the voting results of the Annual Meeting?	3
11.	Q: Solicitation — Who will pay the costs of soliciting these proxies?	3
12.	Q: Additional Matters at the Annual Meeting — What happens if additional matters are presented at the Annual Meeting?	3
13.	Q: Stockholder Proposals — What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders, or to nominate individuals to serve as Directors?	3
14.	Q: Nomination of Directors — How do I submit a proposed Director nominee to the Board of Directors for consideration?	4
ARTICLE II. CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS		5
CORPORATE GOVERNANCE		5
ELECTION OF DIRECTORS		9
INFORMATION ABOUT OUR BOARD OF DIRECTORS		13
NON-EXECUTIVE DIRECTOR COMPENSATION FOR FISCAL 2010		18
ARTICLE III. INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUDIT COMMITTEE		20
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM		20
FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM		20
AUDIT COMMITTEE		21
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS		22
ARTICLE IV. COMPENSATION COMMITTEE REPORT AND COMPENSATION DISCUSSION AND ANALYSIS		23
COMPENSATION DISCUSSION AND ANALYSIS		24
ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION		37
ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION		38
APPROVAL OF 2011 INCENTIVE AWARD PLAN		39
ARTICLE V. STOCK		48
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT		48
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE		50
ARTICLE VI. CERTAIN RELATIONSHIPS AND TRANSACTIONS		51
ARTICLE VII. MISCELLANEOUS		52

1000 Remington Blvd., Suite 120
Bolingbrook, IL 60440

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
JUNE 2, 2011

ARTICLE I. PROXY MATERIALS AND ANNUAL MEETING

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

1. Q:	General — Why am I receiving these materials?

A:	On or about May 2, 2011, we sent the Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy Card to you, and to all stockholders of record as of the close of business on April 11, 2011, because the Board of Directors of Ulta is soliciting your proxy to vote at the 2011 Annual Meeting of Stockholders. Also enclosed are our 2010 Annual Report and Form 10-K for fiscal 2010, which, along with our Proxy Statement, are also available at the Investor Relations section of our website at http://ir.ulta.com.

2. Q:	Date, Time and Place — When and where is the Annual Meeting of Stockholders?

A:	The Annual Meeting of Stockholders will be held on Thursday, June 2, 2011, at 10:00 A.M. local time, at Ulta’s headquarters located at 1000 Remington Blvd., Suite 120, Bolingbrook, Illinois 60440.

3. Q:	Purpose — What is the purpose of the Annual Meeting of Stockholders?

A:	At our Annual Meeting, stockholders will act upon the matters outlined in this Proxy Statement and in the Notice of Annual Meeting on the cover page of this Proxy Statement. Following the Annual Meeting, management will respond, if applicable, to questions from stockholders and may make a presentation on our performance.

4. Q:	Attending the Annual Meeting — How can I attend the Annual Meeting?

A:	You will be admitted to the Annual Meeting if you were an Ulta stockholder or joint holder as of the close of business on April 11, 2011, or you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. In addition, if you are a stockholder of record, your name will be verified against the list of stockholders of record prior to admittance to the Annual Meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee, you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to April 11, 2011, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If a stockholder is an entity and not a natural person, a maximum of two representatives per such stockholder will be admitted to the Annual Meeting. Such representatives must comply with the procedures outlined above and must also present evidence of authority to represent such entity. If a stockholder is a natural person and not an entity, such stockholder and his/her immediate family members will be admitted to the Annual Meeting, provided they comply with the above procedures. In order to be admitted to the Annual Meeting, all attendees must provide photo identification and comply with the other procedures outlined above upon request.

5. Q:	Multiple Sets of Proxy Materials — What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple Proxy Cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Proxy Card. Please vote each Proxy Card and voting instruction card that you receive.

6. Q:	Record Holders and Beneficial Owners — What is the difference between holding shares as a Record Holder versus a Beneficial Owner?

A:	Most Ulta stockholders hold their shares through a broker or other nominee rather than directly in their own name. There are some distinctions between shares held of record and those owned beneficially:

Record Holders — If your shares are registered directly in your name with our Transfer Agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record or Record Holder. As the stockholder of record, you have the right to grant your voting proxy directly to Ulta or to vote in person at the Annual Meeting. We have enclosed or sent a Proxy Card for you to use.

Beneficial Owner — If your shares are held in a brokerage account or by another nominee, you are considered the Beneficial Owner of shares held in street name, and these proxy materials are being forwarded to you automatically, along with a voting instruction card from your broker, trustee or nominee. As a Beneficial Owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the Annual Meeting. Since a Beneficial Owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing how to vote your shares. If you do not provide specific voting instructions to your broker by May 23, 2011 (10 days before the Annual Meeting), your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. The election of Directors (Proposal 1), the advisory vote on executive compensation (Proposal 3), the advisory vote on the frequency of future advisory votes on executive compensation (Proposal 4) and the approval of the 2011 Incentive Award Plan (Proposal 5) are considered non-discretionary items, while the ratification of the appointment of our independent registered public accounting firm (Proposal 2) is considered a discretionary item. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

7. Q:	Voting — Who can vote and how do I vote?

A:	Only holders of our common stock at the close of business on April 11, 2011 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 11, 2011, we had outstanding and entitled to vote 60,944,626 shares of common stock. Each holder of our common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting in person. Most stockholders have two options for submitting their votes:

•	by mail, using the paper Proxy Card; or

•	in person at the Annual Meeting with a Proxy Card/legal proxy.

For further instructions on voting, see your Proxy Card. If you attend the Annual Meeting, you may also submit your vote in person, and any previous votes that you submitted by mail will be superseded by the vote that you cast at the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the Record Holder a legal proxy issued in your name.

8. Q:	Revocation of Proxy — May I change my vote after I return my proxy?

A:	Yes. Even after you have submitted your proxy/vote, you may revoke or change your vote at any time before the proxy is exercised by (i) the timely delivery of a valid, later-dated proxy, timely written notice of revocation with our Corporate Secretary at our principal executive offices at 1000 Remington Blvd., Suite 120, Bolingbrook, IL 60440; or (ii) by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

9. Q:	Quorum — What constitutes a quorum?

A:	Presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the common stock outstanding on April 11, 2011 will constitute a quorum, permitting the Annual Meeting to proceed and business to be conducted. As of April 11, 2011, 60,944,626 shares of common stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of common stock representing at least 30,472,314 votes will be required to establish a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

10. Q:	Voting Results — Where can I find the voting results of the Annual Meeting?

A:	We will publish final results on a Current Report on Form 8-K within four business days of the Annual Meeting. We will publish the frequency with which we will hold future advisory votes on executive compensation as an amendment to this Current Report on Form 8-K no later than October 28, 2011.

11. Q:	Solicitation — Who will pay the costs of soliciting these proxies?

A:	We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the Proxy Card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of common stock beneficially owned by others to forward to such Beneficial Owners. We may reimburse persons representing Beneficial Owners of common stock for their reasonable costs of forwarding solicitation materials to such Beneficial Owners. Original solicitation of proxies may be supplemented by electronic means, mail, facsimile, telephone or personal solicitation by our Directors, officers or other employees. No additional compensation will be paid to our Directors, officers or other regular employees for such services.

12. Q:	Additional Matters at the Annual Meeting — What happens if additional matters are presented at the Annual Meeting?

A:	Other than the five proposals described in this Proxy Statement, we are not aware of any other properly submitted business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Carl “Chuck” Rubin, our Chief Executive Officer and President, and Robert S. Guttman, our Senior Vice President, General Counsel and Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If, for any unforeseen reason, any of our nominees are not available as a candidate for Director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

13. Q:	Stockholder Proposals — What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders, or to nominate individuals to serve as Directors?

A:	Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”), the deadline for submitting a stockholder proposal for inclusion in our Proxy Statement and Proxy Card for our 2012 Annual Meeting of Stockholders is December 31, 2011. Under our Bylaws, stockholders who wish to bring matters or propose Director nominees at our 2012 Annual Meeting of Stockholders must provide specified information to us no earlier than February 3, 2012 and no later than March 4, 2012. Stockholders are also advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and Director nominations. Proposals by stockholders must be mailed to our Corporate Secretary at our principal executive offices at 1000 Remington Blvd., Suite 120, Bolingbrook, IL 60440.

14. Q:	Nomination of Directors — How do I submit a proposed Director nominee to the Board of Directors for consideration?

A:	You may propose Director nominees for consideration by the Board of Directors’ nominating and corporate governance committee. Any such recommendation should include the nominee’s name and qualifications for Board membership and should be directed to our Corporate Secretary at the address of our principal executive offices set forth above. Such recommendation should disclose all relationships that could give rise to a lack of independence and also contain a statement signed by the nominee acknowledging that he or she will owe a fiduciary obligation to Ulta and our stockholders. The section titled “Corporate Governance and the Board of Directors” below provides additional information on the nomination process. In addition, please review our Bylaws in connection with nominating a Director for election at our Annual Meeting of Stockholders.

ARTICLE II. CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

CORPORATE GOVERNANCE

Over the course of Ulta’s history, the Board of Directors has developed corporate governance practices consistent with its duties of good faith, due care and loyalty, to help fulfill its responsibilities to our stockholders.

Board of Directors meetings and committees

During the fiscal year ended January 29, 2011, the Board of Directors held 13 meetings. Commencing fiscal year 2003, Mr. Eck became our Non-Executive Chairman and typically presides over meetings of the full Board as well as executive sessions. The Board of Directors has an audit committee, a nominating and corporate governance committee and a compensation committee. In June 2010, certain of our directors and other stockholders registered and sold shares of our common stock in a secondary offering. Due to the interest of those certain directors in this transaction, the Board of Directors formed an independent special committee to consider issues related to the secondary offering. The special committee met 2 times during the 2010 fiscal year and was comprised of Messrs. Eck, DiRomualdo, Heilbronn, Philippin and Rubin. During fiscal year 2010, Mr. Lebow attended fewer than 75% of the aggregate meetings of the Board of Directors and of the committees on which he served that were held during the period for which he was a Director or committee member. Directors are invited and are expected to attend the Annual Meeting of Stockholders, and all but one of our Directors then in office attended our 2010 Annual Meeting of Stockholders.

Committee Composition:  The following table provides the composition of each of our committees as of January 29, 2011:

	Audit	Nominating and Corporate Governance	Compensation
Director	Committee(1)	Committee	Committee(2)
Dennis K. Eck*			†

Hervé J.F. Defforey	†

Robert F. DiRomualdo	✓

Charles Heilbronn		†	✓

Lynelle P. Kirby

Lorna E. Nagler		✓	✓

Charles J. Philippin	✓

Chuck Rubin

Yves Sisteron		✓

(1)	Additional information regarding the audit committee can be found starting on Page 21.

(2)	Additional information regarding the compensation committee can be found starting on Page 23.

*	Non-Executive Chairman of the Board.

†	Committee chairman.

Board leadership structure

We currently separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between these two roles. Our Board is led by an independent, non-executive Chairman. We believe that this leadership structure enhances the accountability of the Chief Executive Officer to the Board, strengthens the Board’s independence from management and ensures a greater role for the independent Directors in the oversight of our Company. In addition, separating these roles allows our Chief Executive Officer to focus his efforts on running our business and managing our Company in the best interests of our stockholders, while the Chairman provides guidance to the Chief Executive Officer and sets the agenda for Board meetings and establishes priorities and procedures for the work of the full Board. The Chairman presides over meetings of the full Board as well as executive sessions, which the Board generally holds several times a year, both telephonically and in conjunction with in-person meetings of the full Board. The Board recognizes that no single leadership model is right for all companies and at all times and that, depending on the circumstances, other leadership models, such as combining the Chairman and Chief Executive Officer roles, might be appropriate. Accordingly, the Board periodically reviews its leadership structure.

Independence

Board member independence is an essential element of Ulta corporate governance. The Board of Directors has determined that each of the current non-employee Directors and each nominee for Director is free of any relationship that would interfere with his or her individual exercise of independent judgment with regard to Ulta. Chuck Rubin, Chief Executive Officer and President, is currently the sole member of the Board of Directors that is not independent due to his office with Ulta. Each member of the nominating and corporate governance committee, compensation committee and audit committee satisfy the current independence requirements of NASDAQ and the SEC.

Board role in risk oversight

Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. Management is responsible for the Company’s day-to-day risk management activities and processes, and our Board’s role is to engage in informed oversight of and provide direction with respect to such risk management activities and processes. The Board recognizes that a fundamental part of risk management is not only understanding the risks our Company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for our Company. As such, the Board focuses on understanding the nature of our enterprise risks, including operational, financial, legal and regulatory, strategic and reputational risks, as well as the adequacy of our risk assessment and risk management processes. To facilitate such an understanding, the Board and its committees receive management updates on our business operations, financial results and strategy, and the Board discusses and provides direction with respect to risks related to those topics.

While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. The audit committee oversees risks associated with financial accounting and audits, as well as internal control over financial reporting. The audit committee assists the Board in its oversight by discussing with management our Company’s risk assessment and management policies, the Company’s significant financial risk exposures and the actions taken by management to limit, monitor or control such exposures. The compensation committee oversees the risks relating to the Company’s compensation policies and practices. In setting compensation, the compensation committee strives to create incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy. The compensation committee also oversees the risks relating to the Company’s management development and leadership succession. The nominating and corporate governance committee oversees the implementation of the Company’s Code of Business Conduct and monitors compliance therewith.

Nominating and corporate governance committee

The nominating and corporate governance committee acts under a written charter that was approved by the Board of Directors and has been published under “Corporate Governance” in the Investor Relations section of the Ulta website at http://ir.ulta.com. The primary responsibility of the nominating and corporate governance committee is to recommend to the Board of Directors candidates for nomination as Directors and membership on committees of the Board. The committee reviews the performance and independence of each Director, and in appropriate circumstances, may recommend the removal of a Director for cause. The committee oversees the evaluation of the Board of Directors and makes recommendations to improve performance. The committee also recommends to the Board of Directors policies with respect to corporate governance. During fiscal year 2010, the nominating and corporate governance committee was composed of the following independent Directors: Messrs. Heilbronn (Chairman) and Sisteron and Ms. Nagler. The Board of Directors has determined that each committee member qualifies as a “nonemployee director” under rules and regulations of the Securities and Exchange Commission (the “SEC”), as well as the independence requirements of NASDAQ. The nominating and corporate governance committee met 2 times during fiscal year 2010.

Nominating and corporate governance committee charter

The nominating and corporate governance committee charter identifies the roles and responsibilities that govern the nominating and corporate governance committee, such as:

•	identifying qualified candidates to become Board members;

•	selecting nominees for election as Directors at the next annual meeting of stockholders (or special meeting of stockholders at which Directors are to be elected);

•	selecting candidates to fill any vacancies on the Board;

•	reviewing the composition of the committees of the Board and making recommendations to the Board regarding committee membership;

•	overseeing the implementation of and monitoring compliance with Ulta’s Code of Business Conduct (other than with respect to complaints regarding accounting issues, as more fully set forth in the audit committee charter); and

•	overseeing the evaluation of the Board.

Nomination process — qualifications

The nominating and corporate governance committee is responsible for reviewing the appropriate skills and characteristics required of Directors in the context of prevailing business conditions, and in its nominating committee capacity, for making recommendations regarding the size and composition of the Board of Directors. The objective of the nominating and corporate governance committee is to create and sustain a Board of Directors that brings to Ulta a variety of perspectives and skills derived from high-quality business and professional experience. Pursuant to its charter, the nominating and corporate governance committee annually assesses the experience, expertise, capabilities, skills and diversity of the members of the Board, individually and collectively, and considers these factors when evaluating Director candidates. In this regard, both the Board and the nominating and corporate governance committee believe that it is essential for Board members to represent diverse viewpoints based upon differences in professional experience, education, skill and other individual qualities and attributes that contribute to an active, effective Board. Although there are no specific minimum qualifications that a Director candidate must possess, the nominating and corporate governance committee recommends those candidates who possess the highest personal and professional integrity, have prior experience in corporate management and the industry, maintain academic or operational expertise in an area of our business and demonstrate practical and mature business judgment.

We will consider all stockholder recommendations for candidates for the Board of Directors and, to date, we have not received a timely Director nominee from a stockholder. Stockholders who want to suggest a candidate for consideration should send a written notice, addressed to the Corporate Secretary at our principal executive offices at 1000 Remington Blvd., Suite 120, Bolingbrook, IL 60440. Further details about the nomination process may be found in the answer to Question 14 above, entitled “Nomination of Directors — How do I submit a proposed Director nominee to the Board of Directors for consideration?”

This notice must include the following information for each candidate the stockholder proposes to nominate: (1) name, age, business address and residence address, (2) principal occupation or employment, (3) class and number of shares of capital stock beneficially owned by such candidate and (4) and any other information relating to the candidate that is required to be disclosed in solicitations for proxies for the election of Directors pursuant to applicable SEC rules. In addition, the stockholder giving such notice must include his or her (1) name and record address and (2) the class and number of shares such stockholder beneficially owns.

We also consider potential Director candidates recommended by current Directors, officers, employees and others. We may also retain the services of search firms to provide us with candidates, especially when we are looking for a candidate with a particular expertise, quality, skill or background. The nominating and corporate governance committee screens all potential candidates in the same manner, regardless of the source of the recommendation. Our review is typically based on any written materials provided with respect to potential candidates, and we review such materials to determine the qualifications, experience and background of the candidates. Final candidates are typically interviewed by members of the committee and other members of the Board, as appropriate. In making its determinations, the committee evaluates each individual in the context of our Board of Directors as a whole, with the objective of assembling a group that can best perpetuate the success of our Company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the committee makes a recommendation to the full Board of Directors regarding whom should be nominated by the Board of Directors.

Code of Business Conduct

All Ulta employees, officers and members of the Board of Directors must act ethically at all times and in accordance with the policies comprising the Ulta Code of Business Conduct. We demand full compliance with this policy from employees, officers and members of the Board of Directors, including our Chief Executive Officer, Chief Financial Officer and such other individuals performing similar functions. Moreover, all corporate employees, officers and members of the Board of Directors have signed a certificate acknowledging that they have read, understood and will continue to comply with the policy, and all corporate employees and officers are required to read and acknowledge this policy on an annual basis. Ulta includes the Code of Business Conduct in new hire materials for all corporate employees. The policy is published and any amendments or waivers thereto will be published under “Corporate Governance” in the Investor Relations section of the Ulta website located at http://ir.ulta.com.

Disclosure committee

The disclosure committee is a management committee that acts under a written charter approved by the audit committee. Its primary responsibility is to assist our Chief Executive Officer and Chief Financial Officer in fulfilling their responsibility for oversight of the accuracy and timeliness of our disclosures. Management and the disclosure committee have established disclosure controls and procedures designed to ensure that disclosures required by the SEC and other written information to be disclosed to the investment community are recorded, processed, summarized and reported accurately on a timely basis. These disclosure controls and procedures are monitored and evaluated for their effectiveness on a regular basis. The disclosure committee, in conjunction with management, reviews and approves the preparation of SEC filings and various documents distributed to the investment community containing financial information or other material information. The disclosure committee discusses all relevant information with our Chief Executive Officer and Chief Financial Officer and, if needed, the Board of Directors and the audit committee.

Stockholder communication

Any stockholder is free to communicate in writing with the Board of Directors on matters pertaining to Ulta by addressing their comments to the Board of Directors, c/o General Counsel, Ulta Salon, Cosmetics & Fragrance, Inc., 1000 Remington Blvd., Suite 120, Bolingbrook, IL 60440, or by e-mail at InvestorRelations@ulta.com. Our General Counsel will review all correspondence addressed to our Board of Directors, or any individual Director, for any inappropriate correspondence and correspondence more suitably directed to management. Our General Counsel will forward appropriate stockholder communications to our Board of Directors prior to the next regularly scheduled meeting of our Board of Directors following the receipt of the communication. Our General Counsel will summarize all correspondence not forwarded to our Board of Directors and make the correspondence available to our Board of Directors for its review upon our Board of Directors’ request.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation provides that our Board of Directors be divided into three classes designated Class I, Class II and Class III, with each class consisting, as nearly as possible, of one-third of the total number of Directors. Each class serves a three-year term with one class being elected at each year’s annual meeting of stockholders, beginning in 2008. Vacancies on our Board of Directors may be filled by persons elected by a majority of the remaining Directors. A Director elected by our Board of Directors to fill a vacancy, including a vacancy created by an increase in size of our Board of Directors, will serve for the remainder of the full term of the class of Directors in which the vacancy occurred and until that Director’s successor is elected and qualified.

The Board of Directors is presently composed of eight members, seven of whom are non-employee, independent Directors. Each Director was elected to the Board of Directors to serve until a successor is duly elected and qualified or until his or her death, resignation or removal. There is currently one vacancy resulting from the planned resignation of Ms. Kirby effective March 17, 2011. The Board expects to fill this vacancy as soon as practicable. Messrs. Eck, Philippin and Sisteron are the Class I Directors whose terms expire in 2011. Mr. Sisteron will not stand for re-election at this Annual Meeting. Messrs. Eck and Philippin are nominees for re-election, and Kenneth T. Stevens is a nominee for election to the Board of Directors. Mr. Stevens, who is standing for election by the stockholders at this Annual Meeting for the first time, was first identified as a candidate for the Board of Directors by our Chief Executive Officer and was recommended by the nominating and corporate governance committee. If elected at the Annual Meeting, each of the nominees would serve until the 2014 Annual Meeting of Stockholders and until their successors are elected and qualified, or until their death, resignation or removal. Messrs. Defforey and DiRomualdo and Ms. Nagler are the Class II Directors with terms expiring in 2012, and Messrs. Heilbronn and Rubin are the Class III Directors with terms expiring in 2013.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the nominees for election and re-election. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been ratified.

Set forth below is biographical information for each nominee for election for a three-year term expiring at the 2014 Annual Meeting:

		Positions with Us / Principal Occupations / Business	Director
Name	Age	Experience	Since
Dennis K. Eck	67	Mr. Eck has been the Non-Executive Chairman of our Board since October 2003. From November 1997 to September 2001, Mr. Eck served as Chief Executive Officer and a director of Coles Myer LTD Australia, one of Australia’s largest retailers. Prior to that, Mr. Eck served in various other executive roles with Coles Myer, including as Chief Operating Officer and a director from April 1997 to November 1997, Managing Director of Basic Needs from November 1996 to April 1997, and Managing Director of Supermarkets from May 1994 to November 1996. Prior to 1994, Mr. Eck served as President, Chief Operating Officer and a director of The Vons Companies Inc., as the Vice Chairman of the Board and Executive Vice President of American Stores, Inc., as Chairman and Chief Executive Officer of American Food and Drug, as President, Chief Executive Officer and a director of American Food and Drug, and as President and Chief Operating Officer of Acme Markets, Inc. He also served in executive roles of increasing responsibility at Savon Drug Inc. and Jewel Food Stores. In 2000, Mr. Eck was named the Astute Business Leader of the Year in Australia by the Association of Chartered Accountants.	2003

		The Board benefits from Mr. Eck’s ability to provide the perspective of an experienced Chief Executive Officer based upon his leadership at a large international corporation with operations worldwide. Running a public company exposed Mr. Eck to many of the issues facing public companies, including on the operational, financial and corporate governance fronts. His years of executive and managerial experience also enable him to bring demonstrated management ability at senior levels to the Board. Additionally, his experience leading complex organizations with large employee bases has given him expertise in executive compensation programs, making him well-suited to chair our compensation committee.

		Positions with Us / Principal Occupations / Business	Director
Name	Age	Experience	Since
Charles J. Philippin	61	Mr. Philippin was a principal of Garmark Advisors, a mezzanine investment fund, from 2002 until his retirement in February 2008. From 2000 to 2002, Mr. Philippin served as Chief Executive Officer of Online Retail Partners. From 1994 to 2000, Mr. Philippin was a member of the Management Committee of Investcorp International Inc., a global investment group. Prior to 1994, Mr. Philippin was a partner of PricewaterhouseCoopers, where he served as National Director of Mergers & Acquisitions. Mr. Philippin is a director and chairman of the audit committee of Alliance Laundry Systems and of Aquilex Corporation. Mr. Philippin has also served as a director and chairman of the audit committee of CSK Auto, Inc., as a director, audit committee member and compensation committee member of Competitive Technologies and as a director of Samsonite Corporation and Saks Fifth Avenue.	2008

		Mr. Philippin brings to the Board a wealth of experience dealing with and overseeing the implementation of accounting principles and financial reporting rules and regulations. With his extensive experience chairing public company audit committees and in various senior management positions in the financial services sector, Mr. Philippin provides relevant expertise on investment and financial matters. His accounting experience, together with his knowledge of financial reporting rules and regulations, makes him a valued addition to our audit committee.

		Positions with Us / Principal Occupations / Business	Director
Name	Age	Experience	Since
Kenneth T. Stevens	59	Mr. Stevens was the Chief Executive Officer and a director of philosophy, Inc., a skin care and beauty company, from 2009 to April 2011. From 2007 to 2008, he served as President and Chief Operating Officer of Tween Brands, Inc., a publicly traded retailer. From 2002 until 2006, Mr. Stevens held various executive positions at Limited Brands, Inc. and its subsidiaries, including Executive Vice President and Chief Financial Officer of Limited Brands, Inc., Chief Executive Officer of Express and President of Bath & Body Works. Prior to 2002, Mr. Stevens held senior leadership positions at several public and private companies, including in Chord Communications, Bank One Retail Group, Taco Bell Corporation and PepsiCo, Inc. From 1983 to 1991, Mr. Stevens was a partner at McKinsey & Company, Inc. Mr. Stevens currently serves as a director and chairman of the audit committee of Cost Plus, Inc. He previously served as a director and audit committee member of Spartan Stores, Inc. and La Quinta Inns, Inc. and as a director, audit committee member and chairman of the compensation committee of Virgin Mobile USA, Inc.	N/A

		Mr. Stevens will bring over twenty years of executive experience to the Board, including expertise in financial, management, strategic and operational matters. Additionally, as the Chief Executive Officer of a cosmetics company, Mr. Stevens had firsthand exposure to many of the issues facing retailers, including companies like Ulta. The Board also will benefit from the insight Mr. Stevens has gained through his service as a board and committee member of four public companies and from his knowledge of accounting principles and financial reporting rules and regulations.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE

INFORMATION ABOUT OUR BOARD OF DIRECTORS

Directors continuing in office until the 2012 Annual Meeting:

		Positions with Us / Principal Occupations / Business	Director
Name	Age	Experience	Since
Hervé J.F. Defforey	61	Mr. Defforey has been an operating partner of GRP, a venture capital firm, since September 2007. Prior to September 2007, Mr. Defforey was a partner in GRP Europe Ltd. from November 2001 to September 2007 and Chief Financial Officer and Managing Director of Carrefour S.A. from 1991 to 2001. Prior to 1991, Mr. Defforey served as Treasurer at BMW Group, General Manager of various BMW AG group subsidiaries and also held senior positions at Chase Manhattan Bank, EBRO Agricolas, S.A. and Nestlé S.A. Mr. Defforey is chairman of the supervisory board as well as a member of the audit, nominating and strategy committees of X5 Retail Group NV, a director and audit committee member of IFCO Systems NV and a director of Kyriba, Inc. He previously served as a director of PrePay Technologies Ltd. Mr. Defforey holds a master’s degree in business administration from St. Gallen University.	2004

		Mr. Defforey has valuable experience serving on audit committees of public companies and qualifies as an audit committee financial expert. His background as Chief Financial Officer of Carrefour and as Treasurer of BMW Group and his overall financial and accounting expertise make Mr. Defforey particularly well-suited in assisting our Board with its financial oversight and reporting responsibilities. As a result of his professional experiences and strong financial background, Mr. Defforey serves as the Chairman of our audit committee. In addition, Mr. Defforey possesses experience in the retail sector and brings his background in marketing to the Board.

		Positions with Us / Principal Occupations / Business	Director
Name	Age	Experience	Since
Robert F. DiRomualdo	66	Mr. DiRomualdo is Chairman and Chief Executive Officer of Naples Ventures, LLC, a private investment company that he formed in 2002. Prior to 2002, Mr. DiRomualdo served in various roles at Borders Group, Inc. and its predecessor companies, including as Chairman of the Board and Chief Executive Officer, and as President and Chief Executive Officer of Hickory Farms. Mr. DiRomualdo was a director of Bill Me Later, Inc., where he served as chairman of the compensation committee and as a member of the audit committee. Mr. DiRomualdo has lectured frequently at the Wharton School of the University of Pennsylvania and Harvard Business School, in addition to other educational institutions, on a pro bono basis. He holds a master’s degree in business administration from Harvard Business School.	2004

		Mr. DiRomualdo’s qualifications for the Board include his ability to provide the insight and perspectives of a successful and long-serving Chairman and Chief Executive Officer of a major retail company, during which time he was instrumental in the development and implementation of a growth strategy that led to the company’s expansion into major domestic and international markets. He also oversaw a public stock offering and listing on the New York Stock Exchange by Borders Group as well as its birth into the Fortune 500. Due to his experience supervising the principal financial officer of Borders Group as well as his previous committee experience, Mr. DiRomualdo provides valuable insight as a member of our audit committee.

		Positions with Us / Principal Occupations / Business	Director
Name	Age	Experience	Since
Lorna E. Nagler	54	Ms. Nagler is President of Bealls Department Stores, Inc. and has served in this position since January 2011. She served as President and Chief Executive Officer of Christopher & Banks Corporation, a specialty retailer of women’s clothing, from August 2007 to October 2010. She also served as a director of Christopher & Banks. From 2004 to 2007, Ms. Nagler was President of Lane Bryant, a division of Charming Shoppes, Inc., a women’s apparel company. From 2002 to 2004, she was President of Catherines’ Stores, also a division of Charming Shoppes, Inc. From 1996 to 2002, Ms. Nagler held various retail management positions with Kmart Corporation, including Senior Vice President, General Merchandise Manager of Apparel and Jewelry from 2000 to 2002 and Divisional Vice President, General Merchandise Manager of Kids and Menswear from 1998 to 2000. From 1994 to 1996, Ms. Nagler was a Vice President, Divisional Merchandise Manager for Kids R Us. Ms. Nagler also has previous retail experience with Montgomery Ward and Main Street Department Stores.	2009

		With years of experience as a senior-level executive in a wide variety of retail companies, including as the President and Chief Executive Officer of a public retail company, Ms. Nagler provides considerable expertise on strategic, management and operational issues facing a multi-state retailer. Running a public company gave Ms. Nagler front-line exposure to many of the issues facing public retail companies, particularly on the operational, financial and corporate governance fronts. The Board also benefits from Ms. Nagler’s extensive experience in the retail industry and the informed perspectives such experience facilitates. Additionally, her past role as President and Chief Executive Officer positions her well to serve as a member of our compensation committee and nominating and corporate governance committee.

Directors continuing in office until the 2013 Annual Meeting:

		Positions with Us / Principal Occupations / Business	Director
Name	Age	Experience	Since
Charles Heilbronn	56	Mr. Heilbronn has been Executive Vice President and Secretary of Chanel, Inc. since 1998. Since December 2004, he has served as Executive Vice President of Chanel Limited, a privately-held international luxury goods company selling fragrance and cosmetics, women’s clothing, shoes and accessories, leather goods, fine jewelry and watches. From 1987 to December 2004, Mr. Heilbronn was Vice President and General Counsel of Chanel Limited and Senior Vice President, General Counsel and Secretary of Chanel, Inc. Mr. Heilbronn is currently a director of Doublemousse B.V., Chanel, Inc. (U.S.) and various other Chanel companies and affiliates in the U.S. and worldwide. He is also a Membre du Conseil de Surveillance (a non-executive board of trustees) of Bourjois SAS. He served as a director of Red Envelope from 2002 to 2006 and was a member of its compensation committee.	1995

		Mr. Heilbronn has over 20 years of experience at one of the world’s leading luxury goods companies and brings a broad domestic and international perspective to issues considered by the Board. His business background and industry experience enable him to provide substantial expertise on relevant business matters and in the governance of publicly held corporations, both as the Chair of our nominating and corporate governance committee and as a member of our compensation committee.

		Positions with Us / Principal Occupations / Business	Director
Name	Age	Experience	Since
Chuck Rubin	51	Mr. Rubin was appointed our President and Chief Operating Officer effective May 10, 2010, and assumed the role of Chief Executive Officer on September 2, 2010. Prior to joining Ulta, he served as President of the North American Retail division of Office Depot Inc. beginning in January 2006. Mr. Rubin first joined Office Depot as Executive Vice President, Chief Marketing Officer and Chief Merchandising Officer in 2004. Before that time, Mr. Rubin spent six years at Accenture (including three years as a partner), where he worked with a range of retail clients across department store, specialty store and ecommerce venues. Prior to that, he spent six years in the sporting goods specialty retail business, where he served as a general merchandise manager and a member of the executive committees for two publicly held companies. He began his career with Federated Department Stores, where he spent 11 years in merchandising and store management. Mr. Rubin served as a member of the executive committee of the board of directors of the National Retail Federation from January 2007 through March 2010.	2010

		As the Chief Executive Officer of the Company, Mr. Rubin is able to provide the Board with valuable insight regarding the Company’s operations, its management team and associates as a result of his day-to-day involvement in the operations of the business. Additionally, the Board benefits from Mr. Rubin’s demonstrated leadership skills and the extensive senior management and executive operational experience he has acquired in various businesses across the retail industry. He has experience building partnerships with key brands, ranging from mass market to prestige in both the specialty and department store markets. During his time at Office Depot, Mr. Rubin was responsible for leading that company’s retail business in North America, including store operations, merchandising, marketing, real estate and construction. Mr. Rubin lends his extensive operational and marketing expertise to the Board, as well as his insights into the management of complex organizations, and he contributes an understanding of operational and marketing strategy in today’s challenging environment.

Directors not standing for reelection at the 2011 Annual Meeting:

		Positions with Us / Principal Occupations / Business	Director
Name	Age	Experience	Since
Yves Sisteron	55	Mr. Sisteron has been a Managing Partner and Co-Founder of GRP Partners, a venture capital firm, since 2000. Prior to that, Mr. Sisteron was a managing director at Donaldson Lufkin & Jenrette overseeing the operations of Global Retail Partners, which he co-founded in 1996. From 1989 to 1996, Mr. Sisteron managed the U.S. investments of Fourcar B.V., a division of Carrefour S.A. Mr. Sisteron is a director of EnvestNet Asset Management and a member of its compensation committee. He also serves as a director of HealthDataInsights, Kyriba, Inc., Qualys, Inc. and Actimagine, Inc. He previously served as a director of Netsize, S.A.	1993

		The Board benefited from Mr. Sisteron’s perspectives on financial and investment matters due to his experience in various management positions in the financial services and retail sectors. As a long serving director, Mr. Sisteron provided a deep understanding of the Company, the retail and beauty industry and our competitive environment. Additionally, his legal background enabled him to provide guidance in corporate law matters and in the governance public companies. Such experience made him well-positioned to serve as a member of our nominating and corporate governance committee as well.

		The Board would like to express its deepest gratitude to Mr. Sisteron for his years of service to the Company and wish him well in his future endeavors.

NON-EXECUTIVE DIRECTOR COMPENSATION FOR FISCAL 2010

The following table provides information related to the compensation of our non-employee Directors earned for fiscal 2010:

	Fees Earned or	Option
	Paid in Cash	Awards(1)	Total
Name	($)	($)	($)

Lorna E. Nagler	40,000	235,505	275,505
Charles Philippin	40,000	—	40,000
Hervé J.F. Defforey	20,000	—	20,000

(1)	Amounts shown represent the grant date fair value of options granted in fiscal 2010 as computed in accordance with Financial Accounting Standards Board (“FASB”) (Accounting Standards Codification (“ASC”)) Topic 718, Compensation — Stock Compensation. For a discussion of the assumptions made in the valuation reflected, see Note 10 to the Consolidated Financial Statements for fiscal 2010 contained in our Annual Report on Form 10-K filed on March 30, 2011.

The following table sets forth the outstanding options held by our non-employee Directors as of January 29, 2011:

Name	Options

Lorna E. Nagler	33,334
Charles Philippin	50,000
Hervé J.F. Defforey	19,750

We strive to promote an ownership mentality among our key leadership and Board of Directors. As such, the Company utilizes equity compensation to encourage our Directors to maintain a stock ownership investment in the Company under appropriate circumstances. Additionally, during fiscal 2009 and upon the recommendation of the compensation committee, the Board approved the introduction of a cash compensation component in order to attract and retain certain qualified Directors. As shown in the above tables, the Board approved an annual fee of $40,000 for each of Lorna E. Nagler and Charles Philippin for fiscal 2010, to be paid quarterly in arrears. In fiscal 2009, the Board also approved an option for Ms. Nagler to purchase 50,000 shares of our common stock, to be granted in three annual installments with each installment vesting equally over four years. During fiscal 2008, we granted Mr. Philippin an option to purchase 50,000 shares of our common stock for his services as a Director. These options vest equally over four years. In addition, during fiscal 2010 the Board agreed to pay an annual fee of $40,000 to Hervé J.F. Defforey, to be paid quarterly in arrears beginning in the third quarter of fiscal 2010.

ARTICLE III. INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
 AND AUDIT COMMITTEE

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the Board of Directors has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year 2011, ending January 28, 2012. Services provided to Ulta by Ernst & Young LLP in fiscal year 2010 are described under “Fees to Independent Registered Public Accounting Firm” below. Additional information regarding the audit committee is provided on page 21.

Ernst & Young LLP has audited the financial statements of Ulta since 1997. Representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate governance practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Ulta and our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been ratified.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL TWO

FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table sets forth the aggregate fees billed by Ernst & Young LLP for professional services rendered for fiscal years 2010 and 2009:

	2010	2009

Audit Fees(1)	$614,418	$601,231
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	1,975	1,995

Total	$616,393	$603,226

(1)	Represents fees billed for professional services rendered for audits of our annual financial statements, including reviews of the financial statements included in our quarterly reports on Form 10-Q.

(2)	Represents fees relating to online research software.

The audit committee has approved all professional fees paid to Ernst & Young LLP.

The audit committee has established procedures for the pre-approval of all audit and permitted non-audit-related services provided by our independent registered public accounting firm. The procedures include, in part, that: (1) the audit committee, on an annual basis, shall pre-approve the independent registered public accounting firm’s engagement letter/annual service plan; (2) the audit committee must pre-approve any permitted service not included in the annual service plan; (3) the audit committee chairman may pre-approve any permitted service between regularly scheduled meetings, as applicable, and a report of such services and related fees are to be disclosed to the full audit committee at the next scheduled meeting; and (4) the audit committee will review a summary of the services provided and the fees paid on an annual basis.

AUDIT COMMITTEE

The audit committee provides assistance to the Board of Directors in fulfilling its responsibility to our stockholders, potential stockholders and the investment community relating to corporate accounting, financial, management and reporting practices, the system of internal controls and the auditing process. Specifically, the audit committee assists the Board of Directors in monitoring the integrity of our financial statements, our independent registered public accounting firm’s qualifications and independence, the performance of our audit function and independent registered public accounting firm, our compliance with legal and regulatory requirements and our policies with respect to risk assessment and risk management. The audit committee has direct responsibility for the appointment, compensation, retention (including termination) and oversight of our independent registered public accounting firm, and our independent registered public accounting firm reports directly to the audit committee.

During fiscal year 2010, the audit committee was composed of the following independent Directors: Messrs. Defforey, DiRomualdo and Philippin. Each of Messrs. Defforey, DiRomualdo and Philippin has been designated by the Board of Directors as an “audit committee financial expert” as defined in applicable SEC Rules. The Board of Directors made a qualitative assessment of each member’s level of knowledge and experience based on a number of factors, including education and work, management and director experience. The Board of Directors has determined that each committee member qualifies as a “nonemployee director” under SEC rules and regulations, as well as the independence requirements of NASDAQ. All members of our audit committee are financially literate and are independent, as independence is defined in Rule 5605(a)(2) of the NASDAQ listing standards and Section 10A(m)(3) of Exchange Act. As noted, the audit committee met 15 times during fiscal year 2010, and its report is presented below. The audit committee acts under a written charter that was adopted by the Board of Directors and has been published under “Corporate Governance” in the Investor Relations section of the Ulta website located at http://ir.ulta.com.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1

The audit committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Ulta.

The audit committee oversees Ulta’s financial process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. Ulta has an Internal Audit Department that is actively involved in examining and evaluating Ulta’s financial, operational and information systems activities and reports functionally to the Chair of the audit committee and administratively to management. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management the periodic reports, including the audited financial statements in our Annual Report on Form 10-K. This included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The audit committee reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, its judgments as to the quality, not just the acceptability, of Ulta’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the audit committee has discussed with the independent registered public accounting firm the firm’s independence from management and Ulta, including the matters in the written disclosures and the Letter from the Independent Registered Public Accounting Firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the firm’s communications with the audit committee concerning independence.

The audit committee discussed with Ulta’s independent registered public accounting firm the overall scope and plans for their audit and developed a pre-approval process for all independent registered public accounting firm services. The audit committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of Ulta’s internal and disclosure controls and the overall quality of Ulta’s financial reporting. The audit committee held 15 meetings during fiscal year 2010.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in Ulta’s Annual Report on Form 10-K for the fiscal year 2010, ended January 29, 2011, for filing with the SEC. The audit committee has appointed Ernst & Young LLP to be Ulta’s independent registered public accounting firm for the fiscal year 2011, ending January 28, 2012.

Audit Committee of the Board of Directors

Hervé J.F. Defforey (Chairman)
Robert F. DiRomualdo
Charles J. Philippin

[1]	This report is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference into any Ulta filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

ARTICLE IV. COMPENSATION COMMITTEE REPORT
AND COMPENSATION DISCUSSION AND ANALYSIS

The compensation committee met 13 times during fiscal year 2010, and its report is presented below. During fiscal year 2009, the compensation committee was composed of the following independent Directors: Messrs. Eck (Chairman) and Heilbronn and Ms. Nagler; Mr. Lebow also served as a member of the committee during fiscal year 2010, but left the committee in April of 2010. The Board of Directors has determined that each current committee member qualifies as a “nonemployee director” under the rules and regulations of the SEC, as well as the independence requirements of NASDAQ. The compensation committee acts under a written charter that was adopted by the Board of Directors and has been published under “Corporate Governance” in the Investor Relations section of the Ulta website located at http://ir.ulta.com. Under this charter, the compensation committee is responsible for:

•	setting our compensation philosophy;

•	reviewing and approving the compensation for all executive officers and senior vice presidents;

•	reviewing and recommending compensation for non-employee directors;

•	supervising compensation policies for all employees including reviewing of the adequacy of compensation structure and procedures;

•	recommending to the Board the employment, appointment and removal of officers in accordance with the Bylaws;

•	establishing, amending and terminating compensation plans and administering such plans; and

•	annually reviewing its own performance and reporting findings and action plans to the Board.

The compensation committee may delegate under its charter any of its responsibilities to a subcommittee, but only to the extent consistent with our Bylaws, Articles of Incorporation, Section 162(m) of the Internal Revenue Code and NASDAQ rules. In connection with the performance of its duties, during 2010 the compensation committee sought the input of Lyn Kirby, our former Chief Executive Officer, and Mr. Rubin, our current Chief Executive Officer, with respect to other executives’ compensation.

Compensation consultant

During fiscal 2010 the compensation committee engaged Towers Watson and Pay Governance, as their outside consultants, to provide information regarding market comparisons for certain positions and general executive compensation advice. In those capacities, both Towers Watson and Pay Governance were engaged directly by the compensation committee. The compensation committee changed compensation consultants in 2010 when their primary consultants at Towers Watson joined Pay Governance. Pay Governance is an independent executive compensation consulting firm formed by former Towers Watson consultants.

Compensation risk

The Company reviewed its compensation plans, practices and policies and determined that it does not have any such plans, practices and policies that create risks that are reasonably likely to have a material adverse effect on the Company based on the following:

•	The Company’s variable compensation programs are linked to specific performance metrics goals set by the compensation committee for executive officers and for other employees by supervisors consistent with the Company’s compensation philosophy and business goals;

•	The performance periods for the pay programs are designed to match the period for which the employee had influence on the results and incorporate incentives of a longer term nature to tie the employee to the actual results;

•	Payments under the incentives are capped;

•	Payments are reviewed by the compensation committee, management, payroll, human resources and subject to spot audits;

•	The mix between fixed and variable pay is balanced as to neither discourage proper risk taking, nor encourage excessive risk taking; and

•	No participant is allowed to approve their own performance goals, nor the payout.

Compensation committee interlocks and insider participation

None of the members of our compensation committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers serving on our Board of Directors or compensation committee.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS2

The compensation committee has reviewed and discussed the following Compensation Discussion and Analysis (CD&A) with management. Based on this review and discussion, the compensation committee recommended to the Board of Directors that the CD&A be included in Ulta’s fiscal 2010 Annual Report on Form 10-K and this Proxy Statement.

Compensation Committee of the Board of Directors

Dennis K. Eck (Chairman)
Charles Heilbronn
Lorna Nagler

COMPENSATION DISCUSSION AND ANALYSIS

Philosophy

Our executive compensation philosophy is to provide compensation opportunities that attract, retain and motivate talented key executives. We accomplish this by:

•	evaluating the competitiveness and effectiveness of our compensation programs against other comparable businesses based on industry, size, results and other relevant business factors;

•	linking annual incentive compensation to our performance on key measurable financial, operational and strategic goals that support stockholder value;

[2]	This report is not “soliciting material,” is not deemed filed with the SEC, and is not to be incorporated by reference into any Ulta filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

•	focusing a significant portion of the executive’s compensation on equity-based incentives to align interests closely with stockholders; and

•	managing pay for performance such that pay is tied to business and individual performance.

Our compensation program consists of a fixed base salary, variable cash bonus and stock option awards, with a significant portion weighted towards the variable components. This mix of compensation is intended to ensure that total compensation reflects our overall success or failure and to motivate executive officers to meet appropriate performance measures.

Overview of 2010 compensation

In 2010 we transitioned Chief Executive Officers, from Lyn Kirby to Chuck Rubin. As part of that transition, we entered into an employment agreement with Mr. Rubin, which included certain cash and special equity grants that were necessary to induce him to accept employment with the Company. Also in connection with this transition, we entered into an agreement with Ms. Kirby to assist with the successful transition of her duties to Mr. Rubin. Additionally, Mr. L’Heureux separated from the Company on January 19, 2011, and in connection therewith received certain severance payments and additional benefits pursuant to a voluntary separation and release agreement. All of these agreements are described in more detail below.

More generally, we continued our bonus plan with a company-wide performance goal relating to earnings set at or above our budget for 2010, while retaining a discretionary piece to take into account the continued instability in the economic environment. We again out-performed our targeted earnings goals for 2010 resulting in bonuses for that portion at the maximum level. Mr. Rubin’s and Ms. Kirby’s bonuses for 2010 were prorated to reflect their period of employment. Except for the special grants of restricted stock to Mr. Rubin, we continued to use stock options as our primary means of providing long-term incentives for our named executive officers and made grants in accordance with our normal annual program. Due to our better than expected performance in 2009, and having previously frozen salaries in 2009, we also increased salaries for our named executive officers for 2010 in line with general market increases.

Peer group

In general, the Compensation Committee evaluated the competitive marketplace for our executive compensation in 2010 against the following market-based surveys and a pre-determined peer group set in consultation with Towers Watson:

•	2009/2010 Watson Wyatt Report on Top Management, retail and general industry (all participating companies) survey data, regressed for $1.5 billion in revenues;

•	2009 Mercer Benchmark Database — Executive, retail and general (all participating companies) industry survey data, regressed for $1.5 billion in revenues; and

•	A peer group of 19 retail companies, including:

Aeropostale	Fossil, Inc.	PetSmart
Ann Taylor Stores	Genesco	Revlon, Inc.
Brown Shoe	Guess, Inc.	Sally Beauty Holdings
CHICOS FAS, Inc.	Hibbett Sports, Inc.	The Children’s Place
Coldwater Creek	J. Crew Group, Inc.	Timberland Co.
Dick’s Sporting Goods	Jo-Ann Stores	Urban Outfitters
DSW, Inc.

The compensation committee does not rely solely on the peer group or survey data in making its individual compensation determinations, but rather the compensation committee considers our Chief Executive Officer’s input as to an executive’s performance and internal pay equity among current executives and newly hired executives. The compensation committee also considers the accounting and tax impact of each element of compensation and in the past has tried to minimize the compensation expense impact of equity grants on our financial statements, while minimizing the tax consequences to executives.

In connection with evaluating merit and market increases in base salary, the compensation committee reviewed aggregated data from the following surveys in order to determine the market level of salary increases:

•	2009/2010 Mercer US Compensation Planning Survey;

•	Hewitt: 2009-2010 US Salary Increase Survey (General Industry);

•	2009 Hay Retail Executive and Management Survey;

•	World at Work Salary Budget Survey 2009/2010 (Retail and General Industry); and

•	Watson Wyatt Data Services.

In determining the additional base salary market adjustment for Mr. Bodnar discussed below, the compensation committee reviewed data provided by Mr. Rubin and prepared by an executive search firm with respect to comparable CFO positions at the following companies:

Abercrombie & Fitch	DSW, Inc.	The Children’s Place
Aeropostale	J. Crew Group, Inc.	The Dress Barn, Inc.
Ann Taylor Stores	Jo-Ann Stores	The Finish Line, Inc.
Bare Escentuals, Inc.	New York & Company	The Talbots, Inc.
Borders Group, Inc.	Radioshack	Tween Brands, Inc.
CHICOS FAS, Inc.	Sally Beauty Holdings	Williams-Sonoma, Inc.
Christopher & Banks, Inc.

Base salary

Base salaries are reviewed annually and are set based on individual contract and hiring negotiation, competitiveness versus the external market and internal merit increase budgets. Based on a review of marketplace salary increases contained in the surveys described above, as well as the compensation committee’s assessment of current economic and other market conditions, each year management proposes a merit baseline percentage increase in salaries. Our Chief Executive Officer then recommends to the compensation committee adjustments to the baseline percentage (either up or down) based on his or her assessment of an individual’s performance, with input from the human resources department. As discussed above, base salaries were increased by 2.3% for 2010 based on merit.

Mr. Rubin’s base salary was set at the time of his hiring to be in line with the median of our peer group and the market surveys described above for a Chief Operating Officer and President position, with the intent to succeed to the Chief Executive Officer position.

In August 2010, the compensation committee, upon the recommendation of Mr. Rubin, further increased Mr. Bodnar’s salary to $425,000 to bring Mr. Bodnar’s compensation (base and target incentive) in line with the market for his position and responsibilities at comparable retail and high-growth companies as demonstrated by the market data discussed above.

Annual bonuses

Under the terms of her contract entered into in 2008, Ms. Kirby’s target bonus is 100% of her base salary, with a maximum bonus equal to 200% of her base salary. Her target and maximum were set based on Towers Watson’s input during the 2008 contract negotiations to approximate the median for chief executive officers in the survey data and peer group discussed above. Under the terms of his contract, Mr. Rubin’s target bonus similarly is set at 100% of his base salary with a maximum bonus equal to 200% of his base salary. His bonus was set to be in line with Ms. Kirby’s and was determined at the time to approximate the median for his role based on the survey data and peer group discussed above. Both Mr. Rubin and Ms. Kirby agreed to pro rate their bonuses for 2010 for the period of time worked. Mr. Bodnar’s target bonus was 50% of his base salary, and Mr. Guttman and Mr. L’Heureux had a target bonus of 40% of their base pay.

In fiscal 2010, the bonuses for our named executive officers were based on achievement of one quantifiable objective performance target weighted at 80% of the bonus opportunity. The remaining 20% of the bonus opportunity was based on discretionary performance reviews. The performance target for 2010 was $94 million of earnings before income taxes, adjusted for certain accounting charges required under generally accepted accounting principles and non-recurring charges (“EBT”).

No bonus was payable unless performance under the EBT goal exceeded 80% of the target. A maximum of 250% of target could be earned by Messrs. Bodnar, L’Heureux and Guttman and 200% under Ms. Kirby’s and Mr. Rubin’s contracts. In setting the EBT target, the compensation committee believes that excluding the impact of non-recurring charges and certain other accounting charges is appropriate because these are items over which management has no control. Actual EBT for fiscal 2010 was $118 million (vs. target of $94 million) resulting in a payout of $425,006, $237,569 and $234,175 for Messrs Bodnar, Guttman and L’Heureux, respectively, and $943,554 and $1,121,177 for Ms. Kirby and Mr. Rubin, which reflects their pro rated bonuses for 2010.

The compensation committee and the Board of Directors, based on Mr. Rubin’s input, assessed Messrs. Bodnar’s and Guttman’s performance during the year to determine the discretionary portion of the bonus payable. Based on this assessment, Mr. Bodnar received $53,126 and Mr. Guttman received $29,696 (each representing 125% of the 20% discretionary portion of their bonus). The 125% payout of the discretionary bonus component to Messrs. Bodnar and Guttman was based upon their 2010 individual performance, including efforts related to the Company’s secondary offering in June 2010 and their work in insuring the forward progress of the Company during the CEO transition. As part of his separation from the Company, Mr. L’Heureux was guaranteed 100% of the discretionary portion of his bonus for 2010 fiscal year.

Ms. Kirby and Mr. Rubin received the maximum bonus of 200% of their base salary (pro rated for 2010) based solely on achievement of the EBT goal, and therefore were not eligible for any additional discretionary bonus.

LTIP

We provide long-term incentives through annual option grants to our executives and certain other employees, which we refer to as our “LTIP”. In addition, certain employees are eligible to receive grants of stock options upon hire or promotion. All executives, other than Ms. Kirby, were eligible for the LTIP. Ms. Kirby was entitled to significant option grants under her employment agreement. As a result, the compensation committee determined that Ms. Kirby did not need any additional equity compensation under the LTIP. Mr. Rubin did not participate in LTIP grants in 2010 due to the grants he received in connection with the commencement of his employment, which are more fully described below. However, he will be eligible to participate in the LTIP beginning in 2011.

Under the LTIP each employee receives an option grant based on a methodology that provides value equal to a targeted percentage of base salary. This targeted percentage was determined based on input from Towers Watson as to market median practices for long term incentives. The compensation committee approved the target percentage of base salary for LTIP of 55% for Mr. Bodnar, and 50% for Mr. Guttman and Mr. L’Heureux. Beginning in 2011, Mr. Rubin’s participation in the LTIP will be targeted at 200% of base salary.

Option grants under the LTIP generally have the following characteristics:

•	all options have an exercise price equal to the fair market value of our common stock on the date of grant;

•	options vest ratably, on an annual basis over a four-year period; and

•	options generally expire ten years after the date of grant.

Under Ms. Kirby’s succession agreement, option awards continued to vest for as long as she remained on the Board of Directors, and the post-termination exercise period would not begin until she left the Board of Directors. Pursuant to her contract, she received a stock option grant in 2010, for 200,000 options. However, as discussed below regarding its option granting policy, the compensation committee has a policy of making option grants only after the market has been fully informed and executives have engaged in trading. Under the terms of her contract, Ms. Kirby’s 2010 options were to be granted on the first day on which executives were allowed to trade in our shares following our fiscal 2009 earnings release, which would normally be the third trading day following the earnings release. However, due to their knowledge of the pending hiring of Mr. Rubin, Ms. Kirby and certain other executives were not allowed to trade in our shares following the fiscal 2009 earnings release. As a result, Ms. Kirby’s options could not be granted at that time. However, if the options had been granted at that time, the exercise price of the options would have been $22.86. In connection with negotiation of her succession agreement, the Company agreed to make Ms. Kirby’s 2010 option grant at a price equal to the greater of $22.86 or the fair market value on the date of grant (as is required under the plan), and to pay Ms. Kirby in cash the difference, if any, between the actual exercise price and $22.86 per share. This agreement protected Ms. Kirby from any loss resulting from the delay in granting her options, which the compensation committee believed fair. Ms. Kirby’s option grant for 2010 was at an exercise price of $22.86, resulting in no extra payment to Ms. Kirby.

Special Payments to Mr. Rubin Upon Hiring

In connection with the negotiation of Mr. Rubin’s employment agreement and his hiring initially as our Chief Operating Officer and President with the intent to make him our Chief Executive Officer, it was necessary to make the following payments to Mr. Rubin for the following reasons:

•	We agreed to pay him $2,800,000 to make him whole for a similar payment that would have been payable to him by his former employer if he had remained employed through September 2010. As we wanted Mr. Rubin to join the Company prior to September, it was necessary to compensate him for this lost payment;

•	A restricted stock grant with a value equal to $2,775,000 with the number of shares determined based on the 14-day average closing price of the Company’s shares prior to May 10, 2010, which was the day his employment commenced with the Company. The restricted stock grant vests in full on December 29, 2011. The average closing price for the 14 days prior to May 10, 2010 was $23.32 per share, resulting in a grant of 118,997 shares. The average closing price over the 14 days was used in order to protect against volatility in the share price and was also designed to include any market reaction to the Company’s announcement that Mr. Rubin had been hired as Ms. Kirby’s successor. The vesting of the restricted stock was intended to incentivize him to stay with the Company for a minimum of 18 months while his transition to Chief Executive Officer took place, but also provided him some protection in case such transition was not successful. The restricted stock grant was necessary to induce him to join the Company and was intended to make him whole for any other amounts relating to his employment move (other than relocation); and

•	A stock option grant of 318,725 shares vesting ratably over four years. The amount of the grant was based upon a modified binomial method for determining the value of the option shares. If Mr. Rubin is terminated without cause, he vests in an additional one-quarter of the options. These options are intended to incentivize Mr. Rubin to grow the share price while also serving as an inducement to remain with the Company.

Option granting policy

We have adopted a general policy of making LTIP and other stock option grants and setting the exercise price for such options based on the closing price of our stock on the third business day following the date our earnings announcement is made for each fiscal quarter. This timing of option grants is, thus, generally consistent with when our executives and directors would be allowed to trade in our common stock under our insider trading policy. The compensation committee determined that setting the exercise price for stock options at this time was prudent in that it allowed for the market to process all reported public information prior to pricing stock options. Such a practice thereby eliminates any potential manipulation regarding the timing of stock option grants. All stock option grants are approved in advance by the compensation committee.

Benefits, perquisites and tax-gross-ups

Executives are allowed to defer compensation under our non-qualified deferred compensation plan, which is more fully described in the narrative to the Non-Qualified Deferred Compensation Table below. For all eligible employees, we offer a 401(k) plan with matching contributions equal to 50% of contributions made up to 3% of eligible compensation. We also offer to eligible employees group health, life, accident and disability insurance. In addition, all employees are entitled to a discount on purchases at our stores.

The State of New York has been imposing income tax liabilities on our employees who are not residents of New York based on the amount of work for Ulta that these employees perform in New York (including business meetings and attendance at trade shows). This impacts a number of our employees who are not residents of New York, including Ms. Kirby and Mr. Rubin. Because a large portion of the beauty industry is concentrated in New York, we require certain of our employees to travel to and work in New York from time to time. However, as the income tax rates applicable in New York are substantially higher than those in Illinois, it is more expensive for our employees, on a tax basis, if we ask them to work in New York. Because we do not want to provide a disincentive to our employees to work from time to time in New York, and because the nature of their work requires travel to New York, the compensation committee has determined that it is in our best interests to gross-up non-New York employees for any differences in taxes paid on income in New York versus the rate that such employees would have paid in their home state. This tax gross-up is applicable to all employees impacted, not just executives.

The Company also agreed to pay Mr. Rubin’s and Ms. Kirby’s legal fees, up to a negotiated maximum, incurred in connection with negotiation and entering into his employment agreement and her succession agreement, as necessary costs associated with a smooth transition.

Severance

Under the terms of his employment agreement, Mr. Rubin could be entitled to certain severance benefits more fully described below under “Severance and Change in Control Benefits.” The compensation committee determined that such benefits were within market practices based on the information provided by Towers Watson in connection with his hiring. As Ms. Kirby resigned in 2010, she was ineligible for severance under her contract.

In addition, Mr. Guttman is entitled to severance under the terms of his offer of employment, as more fully described below under “Severance and Change in Control Benefits.” Severance for Mr. Guttman was considered a necessary part of his compensation package in order to attract him to join Ulta. Mr. Bodnar would be expected to receive severance as well, if he were involuntarily terminated by the Company for reasons other than cause.

Mr. L’Heureux entered into a voluntary separation and release agreement upon his separation on January 19, 2011, which provided in exchange for a release of all claims, for him to receive one year’s salary payable in installments, a full bonus for fiscal 2010 (with the 20% discretionary portion of the bonus payable at 100%) and full vesting in certain stock options that would otherwise have vested on March 24, 2011.

Accounting and tax considerations

The compensation committee also considers the accounting and tax impact of each element of compensation and in the past has tried to minimize the compensation expense impact of equity grants on our financial statements, while minimizing the tax consequences to executives.

A goal of the compensation committee is to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) limits the tax deductibility for public companies of annual compensation in excess of $1,000,000 paid to our Chief Executive Officer and any of our three other most highly compensated executive officers, other than our Chief Financial Officer. However, performance-based compensation that has been approved by our stockholders is excluded from the $1,000,000 limit if, among other requirements, the compensation is payable only upon the attainment of pre-established, objective performance goals and the committee of our Board of Directors that establishes such goals consists only of “outside directors.” The compensation committee is composed solely of outside directors.

The compensation committee considers the anticipated tax treatment to us and our executive officers when reviewing executive compensation and our compensation programs. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the compensation committee’s overall compensation philosophy and objectives. The compensation committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate officers in a manner commensurate with performance and the competitive environment for executive talent. From time to time, the compensation committee may award compensation to our executive officers which is not fully deductible if it determines that such award is consistent with its philosophy and is in our and our stockholders’ best interests.

Our 2007 Incentive Award Plan has been designed and implemented with the intent to allow us to pay performance-based compensation under Section 162(m) of the Internal Revenue Code. Accordingly, stock option grants under the 2007 Incentive Award Plan should be performance based and therefore deductible under Section 162(m). The special cash award and the restricted stock grants to Mr. Rubin were not performance based and therefore will likely not be deductible in part by the Company.

Summary compensation table

The following table sets forth the compensation of our Chief Executive Officer, Chief Financial Officer and our other most highly compensated executive officers for our fiscal year ending January 29, 2011. We refer to these individuals collectively as the NEOs.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($) (1)	($)	($)(2)	($)

Chuck Rubin	2010	547,896	2,800,000 (3)	2,715,512	3,694,022	1,121,177	230,355	11,108,962
President, Chief Executive
Officer and Director (Principal Executive Officer)

Lynelle P. Kirby	2010	483,645	—	—	1,816,000	943,554	23,180	3,266,379
Former President, Chief	2009	770,016	80,000	—	1,322,472	1,540,032	16,882	3,729,402
Executive Officer	2008	770,014	80,000	—	2,750,000	—	158,043	3,758,057
and Director

Gregg R. Bodnar	2010	383,698	53,126	—	576,800	425,006	1,097	1,439,727
Chief Financial Officer	2009	337,889	38,500	—	469,300	350,002	3,278	1,198,969
(Principal Financial Officer)	2008	320,007	17,000	—	1,401,410	—	3,098	1,741,515

Robert S. Guttman	2010	295,934	29,696	—	259,560	237,569	2,112	824,871
Senior Vice President,	2009	290,285	23,223	—	235,201	232,228	3,999	784,936
General Counsel & Secretary

Wayne D. L’Heureux(4)	2010	290,578	23,417	—	—	234,175	294,741	842,911
Former Senior Vice President —	2009	278,127	22,890	—	163,800	228,900	3,412	697,129
Human Resources

(1)	Amounts shown represent the grant date fair value of options granted in the year indicated as computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation reflected in these columns, see Note 10 to the Consolidated Financial Statements for fiscal 2010 contained in the Form 10-K filed on March 30, 2011.

(2)	All other compensation includes amounts as indicated in the table below:

				Relocation
	Severance	Relocation		Expenses Tax	Life Insurance	401(k) Matching	New York State Tax
Name	Payment	Expenses	Legal Fees	Gross-Up	Premiums	Contributions	Reimbursement

Chuck Rubin	—	156,315	40,000	33,594	446	—	—
Lynelle P. Kirby	—	—	20,000	—	1,042	—	2,138
Gregg R. Bodnar	—	—	—	—	581	516	—
Robert S. Guttman	—	—	—	—	1,269	843	—
Wayne D. L’Heureux	292,719	—	—	—	642	1,380	—

(3)	Reflects Mr. Rubin’s special cash payment made as an inducement to commence employment with Ulta.

(4)	Mr. L’Heureux’s employment with Ulta terminated effective January 19, 2011. Upon such separation, Mr. L’Heureux became entitled to receive one year’s base salary payable in regular payroll installments as severance.

Grants of plan-based awards

The following table sets forth certain information with respect to grants of plan-based awards for fiscal 2010 to the NEOs.

								Exercise
		Board of	Estimated Future Payouts Under				Number of	or Base	Grant Date
		Directors	Non-Equity Incentive Plan Awards			Number	Securities	Price of	Fair Value
	Grant	Approval	Threshold	Target	Maximum	of Shares	Underlying	Option	of Option
Name	Date	Date	$(1)	$	$	of Stock	Options	Awards $	Award $(2)

Chuck Rubin			134,541	448,471	1,121,177
	5/10/2010	4/9/2010				—	318,725	22.82	3,694,022
	5/10/2010	4/9/2010				118,997	—	—	—
Lynelle P. Kirby			113,226	377,422	943,554
	6/8/2010	4/22/2010					200,000	22.86	1,816,000
Gregg R. Bodnar			51,001	170,003	425,006
	9/8/2010	8/31/2010					40,000	26.71	576,800
Robert S. Guttman			28,508	95,028	237,569
	9/8/2010	8/31/2010					18,000	26.71	259,560
Wayne D. L’Heureux(3)			28,101	93,670	234,175
	9/8/2010	8/31/2010					18,000	26.71	259,560

(1)	Threshold assumes performance exceeds 80% of each performance target, resulting in a payout of 30% of the EBT target bonus.

(2)	Represents the grant date fair value of stock appreciation rights and restricted stock units granted in the year indicated as computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation reflected in these columns, see Note 10 to the Consolidated Financial Statements for fiscal 2010 contained in the Form 10-K filed on March 30, 2011.

(3)	Mr. L’Heureux’s employment with Ulta terminated effective January 19, 2011, resulting in the forfeiture of his 2010 grant.

Outstanding equity awards as of January 29, 2011

The following table presents information concerning restricted stock and options to purchase shares of our common stock held by the NEOs as of January 29, 2011.

	Option Awards						Stock Awards
	Number of	Number of
	Securities	Securities					Number of	Market Value
	Underlying	Underlying		Option			Shares of	of Shares of
	Unexercised	Unexercised		Exercise		Option	Stock that	Stock that
	Options	Options		Price Per		Expiration	have not	have not
	Exercisable	Unexercisable		Share ($)		Date	Vested	Vested

Chuck Rubin(1)	—	318,725		22.82		2/1/2020	118,997	2,715,512
Lynelle P. Kirby(2)	316,000	—		25.32		6/15/2011
	500,000	125,000		14.06	(3)	6/15/2011
	—	100,000		10.34		6/9/2012
	—	200,000		22.86		6/8/2013
	—	31,600	(4)	16.02		1/25/2012
Gregg R. Bodnar(5)	31,585	—		9.18		10/24/2016
	33,180	11,060		15.81		7/18/2017
	100,000	100,000		14.06	(6)	3/24/2018
	12,500	12,500		13.44		9/9/2018
	10,000	30,000		9.75		6/17/2019
	7,500	22,500		14.41		9/9/2019
	—	40,000		26.71		9/8/2020
Robert S. Guttman(7)	47,400	15,800		18.00		10/24/2017
	10,000	10,000		13.44		9/9/2018
	5,000	15,000		6.29		3/24/2019
	5,000	15,000		14.41		9/9/2019
	—	18,000		26.71		9/8/2020
Wayne D. L’Heureux(8)	7,900	—		9.18		4/19/2011
	11,850	—		15.81		4/19/2011
	75,000	—		14.06		4/19/2011
	10,000	—		13.44		4/19/2011
	5,000	—		14.41		4/19/2011

(1)	Mr. Rubin’s options vest 25% on February 1, 2011 and each anniversary of that date such that they are fully vested and exercisable on February 1, 2014. His restricted shares vest in full on December 29, 2011.

(2)	Ms. Kirby received 632,000 options on July 18, 2007 of which 25% vested on October 25, 2007 (the effective date of our initial public offering) and each anniversary of that date such that they were fully vested on October 25, 2010. Ms. Kirby exercised 316,000 vested options related to the July 18, 2007 grant during fiscal 2010. The remaining options expire 90 days after Ms. Kirby’s termination of employment, which was March 17, 2011.

Pursuant to her employment agreement Ms. Kirby was granted:

625,000 options on March 24, 2008 which vested 250,000 on March 19, 2009, the date we announced our earnings for fiscal 2008, 250,000 on March 11, 2010, the date we announced our earnings for fiscal 2009, and 125,000 on March 10, 2011, the date we announced earnings for fiscal 2010.

200,000 options in June 2009 which vested in equal installments on March 11, 2010 and March 10, 2011, the dates we announced fiscal 2009 and fiscal 2010 earnings. Ms. Kirby exercised 100,000 vested options related to this grant in fiscal 2010.

200,000 options in June 2010 which vested on March 10, 2011, the date we announced fiscal 2010 earnings.

The 2008 option grant expires 90 days after Ms. Kirby’s termination from the Company. The 2009 and 2010 option grants have a term of three years from the grant date.

(3)	Exercise price was calculated as the greater of (i) the closing price of Ulta’s common stock on March 24, 2008, or (ii) the average of the closing prices for the Ulta’s common stock for the period March 20, 2008 through April 7, 2008.

(4)	In 2007, Ms. Kirby was contractually promised up to an additional 189,600 options to be granted one-third annually beginning one year after our initial public offering, but only if a sustained 25% plus increase in share price was achieved each year. The first third of such options were not granted as the criteria were not met. On October 25, 2009, Ms. Kirby was granted 63,200 options which vested 50% at the one-year anniversary of the grant and 50% on March 17, 2011. Ms. Kirby exercised 31,600 vested options related to this grant during fiscal 2010. Pursuant to Ms. Kirby’s succession agreement, the remaining options are exercisable through January 25, 2012. Ms. Kirby agreed to forfeit her right to receive the remaining 63,200 option grant.

(5)	Mr. Bodnar’s options all vest 25% on each anniversary of their grant date. The grant date of each option is 10 years prior to the Option Expiration Date listed above.

(6)	Exercise price was calculated as the average of the closing prices for the Ulta’s common stock for the period March 20, 2008 through April 7, 2008.

(7)	Mr. Guttman’s options all vest 25% on each anniversary of their grant date. The grant date of each option is 10 years prior to the Option Expiration Date listed above.

(8)	Mr. L’Heureux’s employment with Ulta terminated effective January 19, 2011. The remaining exercisable options expire 90 days after termination of employment.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of Shares
	Acquired on	Value Realized on	Number of Shares	Value Realized on
Name	Exercise	Exercise ($)(1)	Acquired on Vesting	Vesting

Chuck Rubin	—	—	—	—
Lynelle P. Kirby	447,600	8,936,000	—	—
Gregg R. Bodnar	94,815	2,216,301	—	—
Robert S. Guttman	—	—	—	—
Wayne D. L’Heureux	111,660	2,772,349	—	—

(1)	The value realized on exercise is based on the closing sales price of our common stock on the exercise date as reported on the NASDAQ Global Select Market less the aggregate exercise price. The value realized was determined without considering any taxes that may have been owed.

2010 Non-qualified Deferred Compensation

The table below sets forth certain information as of January 29, 2011 with respect to the non-qualified deferred compensation plans in which our named executive officers participate.

	Executive
	Contributions in		Aggregate	Aggregate Balance
	Last Fiscal	Aggregate Earnings	Withdrawals/	at Last Fiscal Year
Name	Year(1)(2)	in Last Fiscal Year	Distributions	End(3)

Robert S. Guttman	$58,633	$10,771	—	$204,742
Wayne D. L’Heureux	$60,236	$5,664	—	$124,404

(1)	Included in the amount listed under the “Salary”, “Bonus” and “Non-Equity Incentive Plan Compensation” columns in the Summary Compensation Table above.

(2)	Contributions include salary and bonus deferrals, including bonuses earned in fiscal 2010 but paid in fiscal 2011.

(3)	$135,338 and $58,504 were previously reported as compensation to Mr. Guttman and Mr. L’Heureux, respectively, in the Summary Compensation Table for prior years.

The Ulta Nonqualified Deferred Compensation Plan became effective January 1, 2009. Participants may defer up to 75% of their base salary and 100% of their annual cash bonus. We do not match or make any other contributions to the plan. Participants may direct the investment of their contributions to the plan among several mutual funds, similar to those available under our 401(k) plan.

Severance and Change in Control Benefits

In the event that Mr. Rubin’s employment is terminated without cause, he will be entitled to the following as severance subject to his providing a general release of claims:

•	Severance equal to eighteen months of his base salary;

•	Any bonus actually earned, prorated based on the percentage of the fiscal year Mr. Rubin is employed by the Company;

•	Accelerated vesting of the special hire restricted shares; and

•	Accelerated vesting of one fourth of the special hire options.

For this purpose “Cause” shall mean Mr. Rubin’s:

•	Commission of an act of fraud or embezzlement;

•	The unauthorized, intentional or grossly negligent disclosure of confidential information which is injurious to the Company;

•	Willful breach of any fiduciary duty owed to the Company or the terms of his employment agreement;

•	Indictment for a felony or any crime involving fraud, dishonesty or moral turpitude;

•	Intentional misconduct as an employee, including knowing and intentional violation of the Company’s written policies, or specific directions of the Board;

•	Failure substantially to perform his duties, following written notice (other than by reason of disability); and

•	Willful engagement in misconduct that may reasonably result in injury to the reputation or business prospects of the Company.

Any act or failure to act shall be considered “willful” only if done or omitted to be done without a good faith, reasonable belief that such act or failure to act was in our best interests. Mr. Rubin will have ten business days to cure any curable act after written notice from the Company of cause. Mr. Rubin’s employment may be terminated without cause retroactively, if such reasons are later discovered after his termination.

In connection with his employment agreement, Mr. Rubin entered into an agreement not to disclose or use our confidential information at any time. He also agreed not to work for, or otherwise be involved with, any competitor for a period of eighteen months following his termination for any reason.

In the event that Mr. Guttman’s employment is terminated without cause, he will be entitled to a lump-sum payment equal to six months salary, which may be extended to one year’s salary upon Board approval, subject to providing a general release of claims. In addition, if his employment is terminated without cause within 12 months following a change in control, he will vest in all options that he holds regardless of when granted. Mr. L’Heureux entered into a voluntary separation and release agreement upon his separation on January 19, 2011, which, in exchange for a release of all claims, provided for him to receive one year’s salary payable in installments, a full bonus for fiscal 2010 (with the 20% discretionary portion of the bonus payable at 100%), and full vesting in certain stock options that would otherwise have vested on March 24, 2011.

Although Mr. Bodnar does not have a contractual right to severance, we would likely also pay him at least six months severance in connection with a termination without cause in exchange for a general release of claims similar to Mr. Guttman. In addition, if his employment is terminated without cause within 12 months following a change in control, he will vest in all options that he holds regardless of when granted.

Ms. Kirby resigned her employment in September 2010 and as a result was not entitled to any severance.

The following chart sets forth the amount that Messrs. Rubin, Bodnar and Guttman would receive in the event that their employment were terminated without cause, for good reason, or due to death or disability, or in connection with a change in control, on the last day of the 2010 fiscal year, January 29, 2011, and assuming the exercise of all options the vesting of which is accelerated upon such event. With respect to Mr. L’Heureux, the following chart sets forth the amount he is entitled to receive upon his separation on January 19, 2011 as severance and the value of stock options the vesting of which were accelerated as a result of such separation, but does not include his bonus for 2010 fiscal year, as that was deemed earned at the time of his separation. These amounts do not include any value for amounts payable under insurance policies applicable to employees in general.

	Involuntary		Involuntary
	Not for Cause		Termination in
	Termination/	Death/	Connection with
Name	Good Reason	Disability	Change in Control

Chuck Rubin	$1,155,000	$0	$8,303,976
Gregg R. Bodnar	$212,503	$0	$4,714,403
Robert S. Guttman	$148,481	$0	$1,649,075
Wayne D. L’Heureux(1)	$859,469	$0	$0

(1)	Mr. L’Heureux’s employment terminated on January 19, 2011.

PROPOSAL THREE

ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

The Board of Directors is committed to excellence in governance. As part of that commitment, and pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Securities Exchange Act of 1934, as amended, Ulta is asking stockholders to vote on a resolution to approve the compensation of our named executive officers as disclosed in this Proxy Statement. This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Company and the Board of Directors. However, the Board and the Compensation Committee value the opinions of the stockholders and will carefully consider the outcome of the vote when making future compensation decisions.

As described more fully in the Compensation Discussion and Analysis (CD&A) section of this Proxy Statement, our executive compensation program is structured to provide compensation opportunities that: (1) reflect the competitive marketplace in which the Company operates; (2) link annual incentive compensation to Company performance goals that support stockholder value; (3) focus a significant portion of an executive’s compensation on equity-based incentives to align interests closely with stockholders; and (4) attract, motivate and retain key executives who are critical to our long-term success. A significant portion of the Company’s executive compensation is performance-based, and we emphasize such incentives to ensure that total compensation reflects our overall success or failure and to motivate executive officers to meet appropriate performance measures.

We believe that the fiscal 2010 compensation of our named executive officers was appropriate and aligned with the Company’s performance. We urge stockholders to read the CD&A section of this Proxy Statement, as well as the Summary Compensation Table and the related tables and disclosures, for a more complete understanding of how our executive compensation policies and procedures operate.

The Company is asking stockholders to approve the following advisory resolution at the 2011 Annual Meeting:

RESOLVED, that the stockholders of Ulta Salon, Cosmetics & Fragrance, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion thereto.

Because the vote is advisory, it will not be binding upon the Board or the Compensation Committee. However, the Compensation Committee will consider the outcome of the vote in determining future compensation policies and decisions.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the advisory resolution on executive compensation. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been ratified.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL THREE

PROPOSAL FOUR

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

In addition to providing stockholders with the opportunity to cast an advisory “say on pay” vote on executive compensation, Ulta is also asking stockholders to vote on whether future stockholder advisory votes on the Company’s executive compensation should be held every one, two or three years.

For the following reasons, we recommend that our stockholders select a frequency of every three years:

•	Our compensation programs generally do not change significantly from year to year.

•	A vote every three years will allow stockholders to better judge our executive compensation program in relation to our long-term performance.

•	A vote every three years will provide us with the time to thoughtfully respond to stockholders’ sentiments and implement any necessary changes.

We encourage our stockholders to evaluate our executive compensation programs over a multi-year horizon. In addition, we believe that a vote every three years on executive compensation reflects the appropriate time frame for our Compensation Committee and the Board of Directors to evaluate the results of the most recent advisory vote on executive compensation, to discuss the implications of that vote with stockholders to the extent needed, to develop and implement any adjustments to our executive compensation programs that may be appropriate in light of a past advisory vote on executive compensation, and for stockholders to see and evaluate the Compensation Committee’s actions in context. In this regard, because the advisory vote on executive compensation occurs after we have already implemented our executive compensation programs for the current year, and because the different elements of compensation are designed to operate in an integrated manner and to complement one another, we expect that in certain cases it may not be appropriate or feasible to fully address and respond to any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting.

We view the advisory vote on executive compensation as an additional, but not exclusive, opportunity for our stockholders to communicate with us regarding their views on the Company’s executive compensation programs. In addition, we are concerned that an annual advisory vote on executive compensation could lead to a near-term perspective inappropriately bearing on our executive compensation programs. Finally, although we believe that holding an advisory vote on executive compensation every three years will reflect the right balance of considerations in the normal course, we will periodically reassess that view and can provide for an advisory vote on executive compensation on a more frequent basis if changes in our compensation programs or other circumstances suggest that such a vote would be appropriate.

This advisory vote is non-binding on the Company and the Board of Directors. While the Board and the Compensation Committee value the opinions of the stockholders and will consider the outcome of the vote when determining the frequency of future say on pay votes, the Board may decide that it is in the best interest of the Company and the stockholders to hold an advisory vote on executive compensation more or less frequently than the option approved by the stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the vote regarding the frequency of an advisory vote on the compensation of our named executive officers. However, if none of the frequency alternatives receives a majority vote, we will consider the frequency that receives the highest number of votes by stockholders to be the frequency that has been selected by our stockholders. Abstentions and broker non-votes will be counted towards a quorum, but will not be counted for any other purpose with respect to this matter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF “EVERY THREE YEARS” WITH RESPECT TO PROPOSAL FOUR

PROPOSAL FIVE

APPROVAL OF
ULTA SALON, COSMETICS & FRAGRANCE, INC.
2011 INCENTIVE AWARD PLAN

We are requesting that our stockholders vote in favor of adopting the Ulta Salon, Cosmetics & Fragrance, Inc. 2011 Incentive Award Plan (the “2011 Plan”), which was approved originally by the Board of Directors on April 26, 2011. A summary of the principal provisions of the 2011 Plan is set forth below. The summary is qualified by reference to the full text of the 2011 Plan, which is attached as Appendix A to this Proxy Statement.

The 2011 Plan was adopted in order to allow us to continue providing equity compensation to employees and members of the Board as a competitive compensation practice and to align the interests of our employees and Board members with our stockholders. The 2011 Plan is intended to replace 2007 Incentive Award Plan (the “2007 Plan”), which as of April 26, 2011 has only 746,431 shares (plus any shares returned due to forfeitures) available for future awards, which represents about the historical level of our annual equity grants. Therefore, unless the 2011 Plan is approved we will not be able to continue making equity compensation grants to our employees or directors. As discussed in greater detail in the Compensation Discussion and Analysis section in this Proxy Statement, one of the methods by which we execute our compensation philosophy is by focusing a significant portion of our executive’s compensation on equity-based incentives, which are designed to align our executives’ interests closely with those of our stockholders.

The 2011 Plan provides for the grant of options (both nonqualified and incentive stock options), stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance awards, dividend equivalent rights, stock payments, deferred stock and cash-based awards (collectively, “Awards”).

Under the terms of the 2011 Plan, the total number of shares of our common stock initially reserved for issuance under Awards is (i) 4,750,000 plus (ii) shares that are available for grant under or subject to awards which are forfeited or cancelled under the 2007 Plan, as discussed in greater detail below.

Shares Subject to 2011 Plan

Under the 2011 Plan, the aggregate number of shares of our common stock that may be issued is (i) 4,750,000 plus (ii) any shares that are available for grant under the prior plans on the effective date of the 2011 Plan or are subject to awards under prior plans, which after the effective date are forfeited or lapse unexercised or are settled in cash and are not issued under such prior plans. However, because the 2011 Plan has a fungible share design, grants of full value awards (restricted stock, restricted stock units, deferred stock and stock payments) will reduce the aggregate number of shares available under the 2011 Plan by 1.5 shares for each share delivered in settlement of a full value award.

The 2011 Plan provides for specific limits on the number of shares that may be subject to different types of Awards:

•	No more than 4,000,000 shares may be granted in any calendar year to any one Participant (as defined below).

•	In any one calendar year a Participant may not receive a cash-based award with a value exceeding $5,000,000.

The shares of our common stock available under the 2011 Plan may be either previously authorized and unissued shares, treasury shares or shares purchased on the open market. The 2011 Plan provides for appropriate adjustments in the number and kind of shares subject to the 2011 Plan and to outstanding Awards thereunder in the event of a corporate event or transaction, including a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock split, stock dividend, reverse stock split, split up, spin-off or other distribution of stock or property, combination of shares, exchange of shares or other similar change in capital structure.

If any shares subject to an Award under the 2011 Plan or a prior plan expire or are forfeited or are settled in cash in lieu of shares, or exchanged prior to the issuance of shares for an Award not involving shares, then the shares subject to such Award under the 2011 Plan or a prior plan shall be available again for grant under the 2011 Plan. However, the following shares will not be available for future grants under the 2011 Plan: (1) shares used to pay the exercise price of an option or to satisfy a tax withholding obligation of an Award; (2) shares subject to SARs that are not issued in connection with the exercise of such SARs; and (3) shares purchased on the open market with cash proceeds from the exercise of options.

On April 26, 2011, the closing price of a share of our common stock on the NASDAQ was $52.57.

Administration

The 2011 Plan is generally administered by our Compensation Committee (the “Committee”) or any subcommittee thereof; provided, that a subcommittee of our Board of Directors may also function as the Committee. The Committee is authorized to determine the individuals who will receive Awards (the “Participants”), when they will receive Awards, the number of shares to be subject to each Award, the price of the Awards granted, payment terms, payment method and the expiration date applicable to each Award. The Committee is also authorized to adopt, amend and rescind rules relating to the administration of the 2011 Plan. The Committee may from time to time delegate its authority to grant or amend awards to officers of the company, provided that the full Board, acting by a majority of its members, must conduct the general administration of the 2011 Plan with respect to non-employee directors. In addition, the Committee may not delegate its authority with respect to senior executives of the Company who are subject to Section 16 of the Securities Exchange Act of 1934, as amended, or any individual who is subject to Section 162(m) of the Internal Revenue Code (the “Code”).

Amendment and Termination

The Committee or the Board may terminate, amend, or modify the 2011 Plan at any time; provided, however, that stockholder approval will be obtained for any amendment to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, to increase the number of shares available under the 2011 Plan or to permit the Committee to grant options with a price below fair market value on the date of grant. In addition, absent stockholder approval, no option or SAR may be amended to reduce the per share exercise price of the shares subject to such option or SAR below the per share exercise price as of the date the option or SAR was granted and, except to the extent permitted by the 2011 Plan in connection with certain changes in capital structure, no option or SAR may be granted in exchange for, or in connection with, the cancellation or surrender of an option or SAR having a higher per share exercise price.

In no event may an Award be granted pursuant to the 2011 Plan on or after the tenth anniversary of the date the stockholders approve the 2011 Plan.

Eligibility

Awards under the 2011 Plan may be granted to individuals who are our employees, our non-employee directors and our consultants. However, options which are intended to qualify as ISOs (as defined below) may only be granted to employees.

Awards

The following briefly describes the principal features of the various Awards that may be granted under the 2011 Plan.

Options — Options provide for the right to purchase our common stock at a specified price and usually will become exercisable in the discretion of the Committee in one or more installments after the grant date. The option exercise price may be paid in:

•	cash;

•	check;

•	shares of our common stock which have been held by the option holder for such period required by the Committee;

•	broker assisted cash-less exercise; or

•	such other methods as the Committee may approve from time to time.

The Committee may at anytime substitute SARs for options granted under the 2011 Plan. Options may take two forms: non-statutory options (NSOs) and incentive stock options (ISOs). NSOs may be granted for any term specified by the Committee, but shall not exceed ten years. ISOs will be designed to comply with the provision of the Code and will be subject to certain restrictions contained in the Code in order to qualify as ISOs. Among such restrictions ISOs must:

•	have an exercise price not less than the fair market value of our common stock on the date of grant, or if granted to certain individuals who own or are deemed to own at least 10% of the total combined voting power of all of our classes of stock (“10% shareholders”), then such exercise price may not be less than 110% of the fair market value of our common stock on the date of grant;

•	be granted only to our employees;

•	expire within a specified time following the option holders termination of employment;

•	be exercised within ten years after the date of grant, or with respect to 10% shareholders, no more than five years after the date of grant; and

•	not be exercisable for the first time for shares of our common stock with an aggregate fair market value in excess of $100,000, determined based on the exercise price.

No ISO may be granted under the 2011 Plan after ten years from the date the 2011 Plan is approved by our stockholders.

Restricted Stock — A restricted stock award is the grant of shares of our common stock at a price determined by the Committee (which price may be zero) that is nontransferable and unless otherwise determined by the Committee at the time of award, may be forfeited upon termination of employment or service during a restricted period. The Committee shall also determine in the Award agreement whether the Participant will be entitled to vote the shares of restricted stock and or receive dividends on such shares. Restricted stock granted to employees and consultants will vest according to the terms of each individual Award agreement, as determined by the Committee.

Stock Appreciation Rights — SARs provide for the payment to the holder based upon increases in the price of our common stock over a set base price. SARs may be granted in connection with stock options or other Awards or separately. The term of each SAR is set by the Committee, but shall not exceed 10 years from the date of grant. Payment for SARs may be made in cash, our common stock or any combination of the two.

Restricted Stock Units — Restricted stock units represent the right to receive shares of our common stock at a specified date in the future, subject to forfeiture of such right. If the restricted stock unit has not been forfeited, then on the date specified in the Award agreement we shall deliver to the holder of the restricted stock unit, unrestricted shares of our common stock which will be freely transferable. The Committee will specify the vesting requirements in each Award agreement.

Dividend Equivalents — Dividend equivalents represent the value of the dividends per share we pay, calculated with reference to the number of shares covered by an Award (other than a dividend equivalent award) held by the Participant. These may be paid in cash or stock. Dividend Equivalents paid in cash do not count against the share and award limits under the 2011 Plan. Dividend Equivalents granted on Awards that vest based on satisfaction of performance criteria will be paid out only once the performance criteria is satisfied and the Awards vest.

Performance Awards — Performance awards are denominated in cash or shares of our common stock and are linked to satisfaction of performance criteria established by the Committee. If the Committee determines that the Award is intended to meet the requirements of “qualified performance based compensation” and therefore be deductible under Section 162(m) of the Code, then the performance criteria on which the Award will be based shall be with reference to any one or more of the following:

•	earnings (either before or after interest, taxes, depreciation and amortization);

•	economic value-added;

•	gross or net sales or revenue;

•	income (gross or net, before or after taxes);

•	adjusted income (gross or net);

•	operating earnings or profit;

•	cash flow (including, but not limited to, operating cash flow and free cash flow);

•	return on capital;

•	return on assets;

•	return on stockholders’ equity;

•	total stockholder return;

•	return on sales;

•	gross or net profit or operating margin;

•	costs;

•	funds from operations;

•	expenses;

•	productivity;

•	return on net assets;

•	operating efficiency;

•	economic value;

•	comparable store sales;

•	working capital;

•	earnings per share;

•	adjusted earnings per share;

•	regulatory body approval for commercialization of a product;

•	implementation or completion of critical projects;

•	cash flow return on capital;

•	price per share of common stock; and

•	market share.

any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

Stock Payments — Payments to Participants of bonuses or other compensation under the 2011 Plan may be made in the form of our common stock.

Deferred Stock — Deferred stock typically is awarded without payment of consideration and is subject to vesting conditions, including satisfaction of performance criteria. Like restricted stock, deferred stock may not be sold or otherwise transferred until the vesting conditions are removed or expire. Unlike restricted stock, deferred stock is not actually issued until the deferred stock award has vested. Recipients of deferred stock also will have no voting or dividend rights prior to the time when the vesting conditions are met and the deferred stock is delivered.

Vesting in Full Value Awards — Grants of full value awards (restricted stock, restricted stock units, deferred stock and stock payments) made to employees and consultants will vest over a period of not less than three years, unless vesting is based on performance objectives, in which case such Awards will not vest over a period of less than a one year performance period. However, the Committee may accelerate vesting upon death, disability or retirement, and if necessary to induce an individual to accept employment with the Company, may issue up to 10% of the shares reserved for issuance under the 2011 Plan without the foregoing minimum vesting provisions.

Changes in Control

In connection with a change in control, unless, all Awards are assumed or converted in the transaction, the Committee may cause each such Award to become fully vested and exercisable and all forfeiture restrictions on such Awards will lapse. In addition, all restricted stock units, deferred stock and performance stock may become deliverable. If an Award is assumed or substituted for an equivalent Award and a Participant’s service is terminated without cause or for good reason within twelve months following the change in control, then such Participant will become fully vested in the assumed or substituted Award.

Adjustments upon Certain Events

In the event of a stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of company assets to stockholders, or other similar changes affecting the shares or share price of company stock, the Committee shall make equitable adjustments to reflect changes with respect to (i) the terms and conditions of any outstanding Awards, (ii) the number and kind of shares subject to an Award, (iii) the aggregate number and kind of shares that may be issued under the 2011 Plan, and (iv) the grant or exercise price per share for any outstanding Awards. In addition, upon such events the Committee may provide (i) for the termination of any Awards in exchange for cash equal to the amount the holder would otherwise be entitled to if he had exercised the Award, (ii) for the full vesting, exercisability or payment of any Award, (iii) for the assumption of such Award by any successor, (iv) for the replacement of such Award with other rights or property, (v) the adjustment of the number and type of shares and/or the terms and conditions of the Awards which may be granted in the future or (v) that Awards cannot vest, be exercised or become payable after such event.

Awards Not Transferable

Generally, the Awards may not be pledged, assigned or otherwise transferred other than by will or by laws of descent and distribution. The Committee may allow Awards other than ISOs to be transferred for estate or tax planning purposes to members of the holder’s family, charitable institutions or trusts for the benefit of family members.

Prohibition on Repricing

The 2011 Plan prohibits the Committee from repricing options and SARs without the approval of stockholders, including a repricing accomplished through the cancellation of an option or in exchange for cash or another award when the exercise price of the option or the base measurement price of the SAR exceeds the current fair market value of the common stock subject to such option or SAR.

Clawback

The 2011 Plan allows the Committee to subject Awards under the 2011 Plan to rights of forfeiture and recovery in the event that the Participant competes with the Company or acts in a manner inimical, contrary or harmful to the interests of the Company, or is otherwise terminated for cause.

Miscellaneous

As a condition to the issuance or delivery of stock or payment of other compensation pursuant to the exercise or lapse of restrictions on any Award, the Company has the authority to require Participants to discharge all applicable withholding tax obligations. Shares held by or to be issued to a Participant may also be used to discharge tax withholding obligations, subject to the discretion of the Committee to disapprove of such use.

The 2011 Plan will expire and no further Awards may be granted after the tenth anniversary.

Federal Income Tax Consequences

The tax consequences of the 2011 Plan under current federal law are summarized in the following discussion. This discussion is limited to the general tax principles applicable to the 2011 Plan and is intended for general information only. State and local income taxes are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The tax information summarized is not tax advice.

Nonqualified Stock Options — For federal income tax purposes, an optionee generally will not recognize taxable income at the time a non-qualified stock option is granted under the 2011 Plan. The optionee will recognize ordinary income, and the Company generally will be entitled to a deduction, upon the exercise of a non-qualified stock option. The amount of income recognized (and the amount generally deductible by the Company) generally will be equal to the excess, if any, of the fair market value of the shares at the time of exercise over the aggregate exercise price paid for the shares, regardless of whether the exercise price is paid in cash, shares or other property.

An optionee’s basis for the stock for purposes of determining his or her gain or loss upon a subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the non-qualified stock option, and any subsequent gain or loss will generally be taxable as capital gain or loss.

Incentive Stock Options — An optionee generally will not recognize taxable income either at the time an incentive stock option is granted or when it is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be an “item of tax preference” to the optionee for purposes of alternative minimum tax. Generally, upon the sale or other taxable disposition of the shares acquired upon exercise of an incentive stock option, the optionee will recognize taxable income. If shares acquired upon the exercise of an incentive stock option are held for the longer of two years from the date of grant or one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition will be treated as a long-term capital gain or loss, and the company will not be entitled to any deduction. If this holding period is not met and the stock is sold for a gain, then the difference between the option price and the fair market value of the stock on the date of exercise will be taxed as ordinary income and any gain over that will be eligible for long- or short-term capital gain treatment. If the holding period is not met and the shares are disposed of for less than the fair market value on the date of exercise, then the amount of ordinary income is limited to the excess, if any, of the amount realized over the exercise price paid. The Company generally will be entitled to a deduction in the amount of any ordinary income recognized by the optionee.

Stock Appreciation Rights — No taxable income is generally recognized upon the receipt of a SAR. Upon exercise of a SAR, the cash or the fair market value of the shares received generally will be taxable as ordinary income in the year of such exercise. The Company generally will be entitled to a compensation deduction for the same amount which the recipient recognizes as ordinary income.

Restricted Stock — A Participant to whom restricted stock is issued generally will not recognize taxable income upon such issuance and the Company generally will not be entitled to a deduction, unless an election is made by the Participant under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the Participant generally will recognize ordinary income and the Company generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares on the date such restrictions lapse over the purchase price thereof. If an election is made under Section 83(b) of the Code, then the Participant generally will recognize ordinary income on the date of issuance equal to the excess, if any, of the fair market value of the shares on that date over the purchase price therefor and the Company will be entitled to a deduction for the same amount.

Restricted Stock Unit — A Participant will generally not recognize taxable income upon the grant of a restricted stock unit. However, when the shares are delivered to the Participant, the value of such shares at that time will be taxable to the Participant as ordinary income. Generally, the Company will be entitled to a deduction for an amount equal to the amount of ordinary income recognized by the Participant.

Performance Awards — A Participant who has been granted a performance award (either performance unit or stock) generally will not recognize taxable income at the time of grant, and the company will not be entitled to a deduction at that time. When an award is paid, whether in cash or shares, the Participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

Section 162(m) Limitation — In general, under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1,000,000 (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain “performance-based compensation” established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. In particular, stock options and SARs will satisfy the “performance-based compensation” exception if the awards are made by a qualifying compensation committee, the 2011 Plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Restricted stock, restricted stock units and performance unit/share Awards granted under the 2011 Plan may qualify as “qualified performance-based compensation” for purposes of Section 162(m) if such awards are granted or vest upon preestablished objective performance measures based on the performance goals described above under the section entitled “Performance Awards”.

We have attempted to structure the 2011 Plan in such a manner that the Committee may determine the terms and conditions of Awards granted thereunder in order to determine whether the remuneration attributable to such Awards will be subject to the $1,000,000 limitation. We have not, however, requested a ruling from the IRS or an opinion of counsel regarding this issue. This discussion will neither bind the IRS nor preclude the IRS from taking a contrary position with respect to the 2011 Plan.

2011 Plan Benefits

The number of Awards that an individual Participant may receive under the 2011 Plan is in the discretion of the Committee and therefore cannot be determined in advance. However, for illustrative purposes only, in 2010 the following amounts were granted to the named executive officers and the other groups of individuals named below under the 2007 Plan.

PLAN BENEFITS
2007 Plan
Name and Position	Dollar Value ($)	Number of Units
Chuck Rubin, President and Chief Executive Officer	3,694,022	318,725

Lynelle P. Kirby, former Chief Executive Officer	1,816,000	200,000

Gregg R. Bodnar, Chief Financial Officer and Assistant Secretary	576,800	40,000

Robert S. Guttman, Senior Vice President, General Counsel and Secretary	259,560	18,000

Wayne D. L’Heureux, former Senior Vice President — Human Resources	259,560	18,000

Executive Group	8,301,994	542,000

Non-Executive Director Group	235,505	16,667

Non-Executive Officer Employee Group	5,505,002	367,160

Equity Compensation Plan

The following table provides certain information as of April 26, 2011 about our common stock that may be issued under our existing equity compensation plans:

Equity Compensation Plan Information

	Number of Securities		Number of Securities
	to be Issued Upon	Weighted-Average	Remaining Available
	Exercise of	Exercise Price of	for Future Issuance
	Outstanding Options,	Outstanding Options,	Under Equity
Plan Category	Warrants and Rights	Warrants and Rights	Compensation Plans

Equity compensation plans approved by security holders	4,133,663	$17.48	746,431
Equity compensation plans not approved by security holders	—	—	—

Total	4,133,663	$17.48	746,431

Board Recommendation and Vote Required for Approval

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the 2011 Incentive Award Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether this matter has been ratified.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL FIVE

ARTICLE V. STOCK

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information concerning the beneficial ownership of the shares of our common stock as of April 11, 2011 by

•	each person we know to be the beneficial owner of 5% or more of our outstanding shares of common stock;

•	each of our NEOs, Directors and nominees; and

•	all of our NEOs, Directors and nominees as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned by them, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 11, 2011 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

This table lists applicable percentage ownership based on 60,654,795 shares of common stock outstanding as of March 24, 2011, as reported in our Annual Report on Form 10-K filed with the SEC on March 30, 2011. Unless otherwise indicated, the address for each of the beneficial owners in the table below is c/o Ulta Salon, Cosmetics & Fragrance, Inc., 1000 Remington Blvd., Suite 120, Bolingbrook, IL 60440.

	Number of Shares	Percentage
Name and Address of Beneficial Owner	Beneficially Owned	Beneficially Owned

5% stockholder
Doublemousse B.V.(1) Boerhaavelaan 22 2713 HX Zoetermeer The Netherlands Attn: Charles Heilbronn	11,029,471	18.2%

	Number of Shares	Percentage
Name and Address of Beneficial Owner	Beneficially Owned	Beneficially Owned

NEOs, Directors and nominees:
Chuck Rubin(2)	198,678	*
Gregg R. Bodnar(3)	244,765	*
Wayne D. L’Heureux	20,000	*
Robert S. Guttman(4)	78,400	*
Hervé J.F. Defforey(5)	367,240	*
Robert F. DiRomualdo	665,978	1.1%
Dennis K. Eck	751,424	1.2%
Charles Heilbronn(6)	11,201,363	18.5%
Lynelle P. Kirby(7)	1,711,723	2.8%
Lorna E. Nagler(8)	4,167	*
Charles J. Philippin(9)	100,000	*
Yves Sisteron(10)	265,703	*
Kenneth T. Stevens	0	*
All current Directors and executive officers as a group (13 persons)(11)	15,609,441	25.2%

*	Less than 1%.

(1)	Based solely on the Schedule 13G/A filed by Doublemousse B.V. on February 14, 2011. The securities shown as beneficially owned by Doublemousse B.V. are indirectly beneficially owned by (a) Chanel International B.V., the parent company of Doublemousse B.V. and (b) Charles Heilbronn, who has been granted a power of attorney and proxy to exercise voting and investment power with respect to these securities. Mr. Heilbronn disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(2)	Includes options to purchase 79,681 shares of common stock exercisable at $22.82 per share.

(3)	Includes options to purchase 31,585 shares of common stock exercisable at $9.18 per share held by the Bethany B. Bodnar Revocable Trust, options to purchase 33,180 shares of common stock exercisable at $15.81 per share held by the Bethany B. Bodnar Revocable Trust, options to purchase 150,000 shares of common stock exercisable at $14.06 per share held by the Bethany B. Bodnar Revocable Trust, options to purchase 12,500 shares of common stock exercisable at $13.44 per share held by the Bethany B. Bodnar Revocable Trust, options to purchase 10,000 shares of common stock exercisable at $9.75 per share held by the Bethany B. Bodnar Revocable Trust, and options to purchase 7,500 shares of common stock exercisable at $14.41 per share held by the Bethany B. Bodnar Revocable Trust. Mr. Bodnar is a co-trustee, along with Bethany B. Bodnar, of the Bethany B. Bodnar Revocable Trust. Mr. Bodnar disclaims beneficial ownership of the options to purchase shares of common stock held by the Bethany B. Bodnar Revocable Trust except to the extent of any pecuniary interest therein.

(4)	Includes options to purchase 47,400 shares of common stock exercisable at $18.00 per share, options to purchase 10,000 shares of common stock exercisable at $13.44 per share, options to purchase 10,000 shares of common stock exercisable at $6.29 per share, and options to purchase 5,000 shares of common stock exercisable at $14.41 per share.

(5)	Includes options to purchase 19,750 shares of common stock exercisable at $2.62 per share and 252,612 shares held indirectly by Pictet & Cie f/b/o Hervé Defforey, over which Mr. Defforey has sole voting power and sole investment power.

(6)	Of the 11,201,363 shares of common stock shown as beneficially owned by Mr. Heilbronn, Mr. Heilbronn holds 79,000 shares directly and is deemed to beneficially own all 11,029,471 shares of common stock held by Doublemousse B.V. and 92,892 shares of common stock held by Moussetrap. Mr. Heilbronn has sole voting power and sole investment power with respect to the 79,000 shares he holds directly, and he has been granted a power of attorney and proxy to exercise voting and investment power with respect to all of the shares shown as beneficially owned by Doublemousse B.V. Pursuant to this authority, Mr. Heilbronn makes all voting and investment decisions with respect to all such shares and may be deemed to beneficially own all such shares. As the sole stockholder of one of Moussetrap’s general partners, Mousseless Inc., Mr. Heilbronn may be deemed to beneficially own all of Moussetrap’s shares. Mr. Heilbronn disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein.

(7)	Includes options to purchase 116,000 shares of common stock exercisable at $25.32 per share, options to purchase 425,000 shares of common stock exercisable at $14.06 per share, options to purchase 100,000 shares of common stock exercisable at $10.34 per share, and options to purchase 200,000 shares of common stock exercisable at $22.86 per share.

(8)	Includes options to purchase 4,167 shares of common stock exercisable at $9.75 per share.

(9)	Includes options to purchase 25,000 shares of common stock exercisable at $13.44 per share.

(10)	Of the 265,703 shares of common stock shown as beneficially owned by Mr. Sisteron, Mr. Sisteron directly holds 171,821 shares, Yves Sisteron CGM SEP IRA Custodian holds 14,494 shares and The Rodeo Trust holds 79,388 shares. Mr. Sisteron shares voting power and investment power with respect to all shares held by The Rodeo Trust and disclaims beneficial ownership of all such shares, and this proxy statement shall not be deemed an admission that Mr. Sisteron is a beneficial owner of such shares for purposes of the Exchange Act, except to the extent of his pecuniary interest in such shares.

(11)	Total percentage equals the quotient of total holdings over the sum of shares outstanding and the options referenced in Footnotes 2 through 5 and 7 through 9.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our Directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file reports of beneficial ownership and changes in beneficial ownership with the SEC. To our knowledge, based solely on a review of the copies of such forms furnished to us and written representations that no other forms were required during the fiscal year ended January 29, 2011, all Section 16(a) filing requirements applicable to our Directors, executive officers and greater than 10% beneficial owners were complied with.

ARTICLE VI. CERTAIN RELATIONSHIPS AND TRANSACTIONS

Related party transaction approval policy

Our Board of Directors has adopted written policies and procedures for the approval or ratification of any “related party transaction,” defined as any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000 and one of our executive officers, Directors, Director nominees, 5% stockholders (or their immediate family members) or any entity with which any of the foregoing persons is an employee, general partner, principal or 5% stockholder, each of whom we refer to as a “related person,” has a direct or indirect interest as set forth in Item 404 of Regulation S-K. The policy provides that management must present to the audit committee for review and approval each proposed related party transaction (other than related party transactions involving compensation matters, certain ordinary course transactions, transactions involving competitive bids or rates fixed by law, and transactions involving services as a bank depository, transfer agent or similar services). The audit committee must review the relevant facts and circumstances of the transaction, including if the transaction is on terms comparable to those that could be obtained in arms’-length dealings with an unrelated third party and the extent of the related party’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our code of business conduct, and either approve or disapprove the related party transaction. If advance approval of a related party transaction requiring the audit committee’s approval is not feasible, the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chair of the audit committee subject to ratification of the transaction by the audit committee at its next regularly scheduled meeting. No Director may participate in approval of a related party transaction for which he or she is a related party.

Related party transactions and relationships

Since the beginning of fiscal 2010, we have engaged in the following transactions with our Directors, executive officers and holders of 5% or more of our common stock.

Transactions with vendors

Charles Heilbronn, one of our Directors, is Executive Vice President and Secretary, as well as a director, of Chanel, Inc. In fiscal 2010, Chanel, Inc. sold to Ulta approximately $7.0 million of fragrance on an arms’ length basis pursuant to Chanel’s standard wholesale terms and is expected to continue to sell fragrance to Ulta during fiscal 2011.

Mr. Heilbronn is also a Membre du Conseil de Surveillance (a non-executive board of trustees) of Bourjois SAS (France). In fiscal 2010, Bourjois SAS sold to Ulta approximately $0.2 million of beauty products on an arms’ length basis pursuant to Bourjois’ standard wholesale terms and is expected to continue to sell beauty products to Ulta during fiscal 2011.

Kenneth T. Stevens, a nominee for Director, was the Chief Executive Officer, as well as a director, of philosophy, Inc. until April 1, 2011. Philosophy, Inc. was acquired by Coty, Inc. on December 17, 2010. In fiscal 2010, philosophy, Inc. sold to Ulta approximately $25.4 million of skin care, fragrance and beauty products on an arms’ length basis pursuant to a negotiated agreement between the parties, and is expected to continue to sell such products to Ulta during fiscal 2011.

ARTICLE VII. MISCELLANEOUS

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting of Stockholders. If any other matters are properly brought before the Annual Meeting of Stockholders, it is the intention of the persons named on the accompanying Proxy Card to vote on such matters in accordance with their best judgment.

It is important that proxies be returned promptly. Whether or not you expect to attend the Annual Meeting in person, you are requested to complete, date, sign and return the proxy card as soon as possible.

By Order of the Board of Directors

Robert S. Guttman
Senior Vice President, General Counsel and Secretary

May 2, 2011

A COPY OF ULTA’S ANNUAL REPORT TO THE SEC ON FORM 10-K FOR THE FISCAL YEAR ENDED JANUARY 29, 2011 IS AVAILABLE WITHOUT CHARGE THROUGH THE INVESTOR RELATIONS SECTION OF OUR WEBSITE AT HTTP://IR.ULTA.COM, AND UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, ULTA SALON, COSMETICS & FRAGRANCE, INC., 1000 REMINGTON BLVD., SUITE 120, BOLINGBROOK, IL 60440.

Appendix A

ULTA SALON, COSMETICS & FRAGRANCE, INC.

2011 INCENTIVE AWARD PLAN

ARTICLE 1.

PURPOSE

The purpose of the Ulta Salon, Cosmetics & Fragrance, Inc. 2011 Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of Ulta Salon, Cosmetics & Fragrance, Inc. (the “Company”) by linking the individual interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article 12. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 12.6, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2 “Affiliate” shall mean (a) Subsidiary; and (b) any domestic eligible entity that is disregarded, under Treasury Regulation Section 301.7701-3, as an entity separate from either (i) the Company or (ii) any Subsidiary.

2.3 “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.4 “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalents award, a Deferred Stock award, a Stock Payment award or a Stock Appreciation Right, which may be awarded or granted under the Plan (collectively, “Awards”).

2.5 “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.6 “Award Limit” shall mean with respect to Awards that shall be payable in Shares or in cash, as the case may be, the respective limit set forth in Section 3.3.

2.7 “Board” shall mean the Board of Directors of the Company.

2.8 “Change in Control” shall mean and includes each of the following:

(a) A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.8(a) or Section 2.8(c)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.8(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d) The liquidation or dissolution of the Company.

In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A.

2.9 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder.

2.10 “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 12.1.

2.11 “Common Stock” shall mean the common stock of the Company, par value $0.01 per share.

2.12 “Company” shall mean Ulta Salon, Cosmetics & Fragrance, Inc., a Delaware corporation.

2.13 “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Affiliate that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.14 “Covered Employee” shall mean any Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.15 “Deferred Stock” shall mean a right to receive Shares awarded under Section 9.4.

2.16 “Director” shall mean a member of the Board, as constituted from time to time.

2.17 “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 9.2.

2.18 “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.19 “Effective Date” shall mean the date the Plan is approved by the Board, subject to approval of the Plan by the Company’s stockholders.

2.20 “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Committee.

2.21 “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Affiliate.

2.22 “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

2.23 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.24 “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a) If the Common Stock is listed on any (i) established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) national market system or (iii) automated quotation system on which the Shares are listed, quoted or traded, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

2.25 “Full Value Award” shall mean any Award other than (i) an Option, (ii) a Stock Appreciation Right or (iii) any other Award for which the Holder pays the intrinsic value existing as of the date of grant (whether directly or by forgoing a right to receive a payment from the Company or any Affiliate).

2.26 “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

2.27 “Holder” shall mean a person who has been granted an Award.

2.28 “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

2.29 “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

2.30 “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

2.31 “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 6. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

2.32 “Parent” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities ending with the Company if each of the entities other than the Company beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.33 “Performance Award” shall mean a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 9.1.

2.34 “Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.35 “Performance Criteria” shall mean the criteria (and adjustments) that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(a) The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization); (ii) gross or net sales or revenue; (iii) income (gross or net, before or after taxes); (iv) adjusted income (gross or net); (v) operating earnings or profit; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings per share; (xviii) adjusted earnings per share; (xix) price per share of Common Stock; (xx) regulatory body approval for commercialization of a product; (xxi) implementation or completion of critical projects; (xxii) market share; (xxiii) economic value; (xxiv) productivity; (xxv) operating efficiency; (xxvi) economic value-added; (xxvii) cash flow return on capital; (xxviii) return on net assets; and (xxix) comparable store sales, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

(b) The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

2.36 “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The achievement of each Performance Goal shall be determined in accordance with Applicable Accounting Standards.

2.37 “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, a Performance Award.

2.38 “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined under the instructions to use of the Form S-8 Registration Statement under the Securities Act, after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards.

2.39 “Plan” shall mean this Ulta Salon, Cosmetics & Fragrance, Inc. 2011 Incentive Award Plan, as it may be amended or restated from time to time.

2.40 “Prior Plans” shall mean, collectively, the following plans of the Company: the Ulta Salon, Cosmetics & Fragrance, Inc. 2007 Incentive Award Plan; the Ulta Salon, Cosmetics & Fragrance, Inc. 2002 Equity Incentive Plan and the Ulta Salon, Cosmetics & Fragrance, Inc. Second Amended and Restated Restricted Stock Option Plan, in each case as such plan may be amended from time to time.

2.41 “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

2.42 “Restricted Stock” shall mean Common Stock awarded under Article 8 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.43 “Restricted Stock Units” shall mean the right to receive Shares awarded under Section 9.5.

2.44 “Securities Act” shall mean the Securities Act of 1933, as amended.

2.45 “Shares” shall mean shares of Common Stock.

2.46 “Stock Appreciation Right” shall mean a stock appreciation right granted under Article 10.

2.47 “Stock Payment” shall mean (a) a payment in the form of Shares, or (b) an option or other right to purchase Shares, as part of a bonus, deferred compensation or other arrangement, awarded under Section 9.3.

2.48 “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing more than fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.49 “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.50 “Termination of Service” shall mean,

(a) As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or an Affiliate is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Affiliate.

(b) As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.

(c) As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Affiliate is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of the Program, the Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Holder ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1  Number of Shares.

(a) Subject to Section 13.2 and Section 3.1(b), the aggregate number of Shares which may be issued or transferred pursuant to Awards under the Plan is (i) 4,750,000 plus (ii) any Shares which are available for grant under the Prior Plans on the Effective Date or are subject to awards under the Prior Plans which after the Effective Date are forfeited or lapse unexercised or are settled in cash and are not issued under the Prior Plans; provided, however, that such aggregate number of Shares available for issuance under the Plan shall be reduced by 1.5 shares for each Share delivered in settlement of any Full Value Award. After the Effective Date, no awards may be granted under any Prior Plan, however, any awards under any Prior Plan that are outstanding as of the Effective Date shall continue to be subject to the terms and conditions of such Prior Plan.

(b) If (i) any Shares subject to an Award that is not a Full Value Award are forfeited or expire or such Award is settled for cash (in whole or in part) or (ii) any Shares subject to an award under any Prior Plan are forfeited or expire or an award under any Prior Plan is settled for cash (in whole or in part), the Shares subject to such Award or award under the Prior Plans shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan. To the extent that a Full Value Award is forfeited or expires or such Full Value Award is settled for cash (in whole or in part), the Shares available under the Plan shall be increased by 1.5 Shares subject to such Full Value Award that is forfeited, expired or settled in cash. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) and will not be available for future grants of Awards: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options. Any Shares repurchased by the Company under Section 8.4 at the same price paid by the Holder so that such Shares are returned to the Company will again be available for Awards. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c) Substitute Awards shall not reduce the Shares authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.

3.2  Stock Distributed.  Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

3.3  Limitation on Number of Shares Subject to Awards.  Notwithstanding any provision in the Plan to the contrary, and subject to Section 13.2, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year shall be 4,000,000 and the maximum aggregate amount of cash that may be paid during any calendar year with respect to one or more Awards payable in cash shall be $5,000,000.

ARTICLE 4.

GRANTING OF AWARDS

4.1  Participation.  The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

4.2  Award Agreement.  Each Award shall be evidenced by an Award Agreement. Award Agreements evidencing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3  Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4  At-Will Employment.  Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Affiliate, or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Affiliate.

4.5  Foreign Holders.  Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Employees, Non-Employee Directors or Consultants, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Code, the Exchange Act, the Securities Act, any other securities law or governing statute, the rules of the securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law.

4.6  Stand-Alone and Tandem Awards.  Awards granted pursuant to the Plan may, in the sole discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

ARTICLE 5.

PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS
PERFORMANCE-BASED COMPENSATION.

5.1  Purpose.  The Committee, in its sole discretion, may determine at the time an Award is granted or at any time thereafter whether such Award is intended to qualify as Performance-Based Compensation. If the Committee, in its sole discretion, decides to grant such an Award to an Eligible Individual that is intended to qualify as Performance-Based Compensation, then the provisions of this Article 5 shall control over any contrary provision contained in the Plan. The Administrator may in its sole discretion grant Awards to other Eligible Individuals that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation. Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of Applicable Accounting Standards.

5.2  Applicability.  The grant of an Award to an Eligible Individual for a particular Performance Period shall not require the grant of an Award to such Individual in any subsequent Performance Period and the grant of an Award to any one Eligible Individual shall not require the grant of an Award to any other Eligible Individual in such period or in any other period.

5.3  Types of Awards.  Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to an Eligible Individual intended to qualify as Performance-Based Compensation, including, without limitation, Restricted Stock the restrictions with respect to which lapse upon the attainment of specified Performance Goals, and any Performance Awards described in Article 9 that vest or become exercisable or payable upon the attainment of one or more specified Performance Goals.

5.4  Procedures with Respect to Performance-Based Awards.  To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 7 or 8 to one or more Eligible Individuals and which is intended to qualify as Performance-Based Compensation, no later than 90 days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Eligible Individuals, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant, including the assessment of individual or corporate performance for the Performance Period.

5.5  Payment of Performance-Based Awards.  Unless otherwise provided in the applicable Program or Award Agreement and only to the extent otherwise permitted by Section 162(m)(4)(C) of the Code, as to an Award that is intended to qualify as Performance-Based Compensation, the Holder must be employed by the Company or an Affiliate throughout the Performance Period. Unless otherwise provided in the applicable Performance Goals, Program or Award Agreement, a Holder shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such period are achieved.

5.6  Additional Limitations.  Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is granted to an Eligible Individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as Performance-Based Compensation, and the Plan, the Program and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 6.

GRANTING OF OPTIONS

6.1  Granting of Options to Eligible Individuals.  The Administrator is authorized to grant Options to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine which shall not be inconsistent with the Plan.

6.2  Qualification of Incentive Stock Options.  No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any “subsidiary corporation” of the Company (as defined in Section 424(f) of the Code). No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Administrator, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any Affiliate or parent corporation thereof (each as defined in Section 424(f) and (e) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the Fair Market Value of stock shall be determined as of the time the respective options were granted.

6.3  Option Exercise Price.  The exercise price per Share subject to each Option shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

6.4  Option Term.  The term of each Option shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Options, which time period may not extend beyond the term of the Option term. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Administrator may extend the term of any outstanding Option, and may extend the time period during which vested Options may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Option relating to such a Termination of Service.

6.5  Option Vesting.

(a) The period during which the right to exercise, in whole or in part, an Option vests in the Holder shall be set by the Administrator and the Administrator may determine that an Option may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, any of the Performance Criteria, or any other criteria selected by the Administrator. At any time after grant of an Option, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option vests.

(b) No portion of an Option which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the Program, the Award Agreement or by action of the Administrator following the grant of the Option.

6.6  Substitute Awards.  Notwithstanding the foregoing provisions of this Article 6 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

6.7  Substitution of Stock Appreciation Rights.  The Administrator may provide in the applicable Program or the Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided, that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable, and shall also have the same exercise price and remaining term as the substituted Option.

ARTICLE 7.

EXERCISE OF OPTIONS

7.1  Partial Exercise.  An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of shares.

7.2  Manner of Exercise.  All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations, the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(c) In the event that the Option shall be exercised pursuant to Section 11.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and

(d) Full payment of the exercise price and applicable withholding taxes to the stock administrator of the Company for the shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 11.1 and 11.2.

7.3  Notification Regarding Disposition.  The Holder shall give the Company prompt written or electronic notice of any disposition of shares of Common Stock acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such shares to such Holder.

ARTICLE 8.

AWARD OF RESTRICTED STOCK

8.1  Award of Restricted Stock.

(a) The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

(b) The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value of the Shares to be purchased, unless otherwise permitted by applicable state law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

8.2  Rights as Stockholders.  Subject to Section 8.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said shares, subject to the restrictions in the applicable Program or in each individual Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares shall be subject to the restrictions set forth in Section 8.3. In addition, with respect to a share of Restricted Stock with performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the share of Restricted Stock vests.

8.3  Restrictions.  All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of the applicable Program or in each individual Award Agreement, be subject to such restrictions and vesting requirements as the Administrator shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Administrator, including, without limitation, criteria based on the Holder’s duration of employment, directorship or consultancy with the Company, the Performance Criteria, Company performance, individual performance or other criteria selected by the Administrator. By action taken after the Restricted Stock is issued, the Administrator may accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the Program or the Award Agreement in the event of the Holder’s death, retirement, disability or upon a Change in Control. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.

8.4  Repurchase or Forfeiture of Restricted Stock.  If no price was paid by the Holder for the Restricted Stock, upon a Termination of Service the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the Program or the Award Agreement. The Administrator in its sole discretion may provide that in the event of certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified

Termination of Service or any other event, the Holder’s rights in unvested Restricted Stock shall not lapse, such Restricted Stock shall vest and, if applicable, the Company shall not have a right of repurchase.

8.5  Certificates for Restricted Stock.  Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. Certificates or book entries evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in it sole discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse.

8.6  Section 83(b) Election.  If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

ARTICLE 9.

AWARD OF PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, DEFERRED STOCK,
STOCK PAYMENTS, RESTRICTED STOCK UNITS

9.1  Performance Awards.

(a) The Administrator is authorized to grant Performance Awards to any Eligible Individual and to determine whether such Performance Awards shall be Performance-Based Compensation. The value of Performance Awards may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Performance Awards may be paid in cash, Shares, or both, as determined by the Administrator.

(b) Without limiting Section 9.1(a), the Administrator may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such bonuses paid to a Holder which are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article 5.

9.2  Dividend Equivalents.

(a) Dividend Equivalents may be granted by the Administrator based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award is granted to a Holder and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests.

(b) Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

9.3  Stock Payments.  The Administrator is authorized to make Stock Payments to any Eligible Individual. The number or value of shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Affiliate, determined by the Administrator. Shares underlying a Stock Payment which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a Holder of a Stock Payment shall have no rights as a Company stockholder with respect to such Stock Payment until such time as the Stock Payment has vested and the

Shares underlying the Award have been issued to the Holder. Stock Payments may, but are not required to be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.

9.4  Deferred Stock.  The Administrator is authorized to grant Deferred Stock to any Eligible Individual. The number of shares of Deferred Stock shall be determined by the Administrator and may be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator. Shares underlying a Deferred Stock award which is subject to a vesting schedule or other conditions or criteria set by the Administrator will not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a Holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and the Shares underlying the Award has been issued to the Holder.

9.5  Restricted Stock Units.  The Administrator is authorized to grant Restricted Stock Units to any Eligible Individual. The number and terms and conditions of Restricted Stock Units shall be determined by the Administrator. The Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including conditions based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, in each case on a specified date or dates or over any period or periods, as determined by the Administrator. The Administrator shall specify, or permit the Holder to elect, the conditions and dates upon which the Shares underlying the Restricted Stock Units which shall be issued, which dates shall not be earlier than the date as of which the Restricted Stock Units vest and become nonforfeitable and which conditions and dates shall be subject to compliance with Section 409A of the Code. Restricted Stock Units may be paid in cash, Shares, or both, as determined by the Administrator. On the distribution dates, the Company shall issue to the Holder one unrestricted, fully transferable Share (or the Fair Market Value of one such Share in cash) for each vested and nonforfeitable Restricted Stock Unit.

9.6  Term.  The term of a Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award shall be set by the Administrator in its sole discretion.

9.7  Exercise or Purchase Price.  The Administrator may establish the exercise or purchase price of a Performance Award, shares of Deferred Stock, shares distributed as a Stock Payment award or shares distributed pursuant to a Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by applicable law.

9.8  Exercise upon Termination of Service.  A Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award is exercisable or distributable only while the Holder is an Employee, Director or Consultant, as applicable. The Administrator, however, in its sole discretion may provide that the Performance Award, Dividend Equivalent award, Deferred Stock award, Stock Payment award and/or Restricted Stock Unit award may be exercised or distributed subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.

ARTICLE 10.

AWARD OF STOCK APPRECIATION RIGHTS

10.1  Grant of Stock Appreciation Rights.

(a) The Administrator is authorized to grant Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine consistent with the Plan.

(b) A Stock Appreciation Right shall entitle the Holder (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose. Except as described in (c) below, the exercise price per Share subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.

(c) Notwithstanding the foregoing provisions of Section 10.1(b) to the contrary, in the case of an Stock Appreciation Right that is a Substitute Award, the price per share of the shares subject to such Stock Appreciation Right may be less than 100% of the Fair Market Value per share on the date of grant; provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

10.2  Stock Appreciation Right Vesting.

(a) The period during which the right to exercise, in whole or in part, a Stock Appreciation Right vests in the Holder shall be set by the Administrator and the Administrator may determine that a Stock Appreciation Right may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Affiliate, or any other criteria selected by the Administrator. At any time after grant of a Stock Appreciation Right, the Administrator may, in its sole discretion and subject to whatever terms and conditions it selects, accelerate the period during which a Stock Appreciation Right vests.

(b) No portion of a Stock Appreciation Right which is unexercisable at Termination of Service shall thereafter become exercisable, except as may be otherwise provided by the Administrator either in the applicable Program or Award Agreement or by action of the Administrator following the grant of the Stock Appreciation Right.

10.3  Manner of Exercise.  All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the stock administrator of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance; and

(c) In the event that the Stock Appreciation Right shall be exercised pursuant to this Section 10.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right.

10.4  Stock Appreciation Right Term.  The term of each Stock Appreciation Right shall be set by the Administrator in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Stock Appreciation Right is granted. The Administrator shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise the vested Stock Appreciation Rights, which time period may not extend beyond the expiration date of the Stock Appreciation Right term. Except as limited by the requirements of Section 409A of the Code and regulations and rulings thereunder, the Administrator may extend the term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder, and may amend any other term or condition of such Stock Appreciation Right relating to such a Termination of Service.

10.5  Payment.  Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 10 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

ARTICLE 11.

ADDITIONAL TERMS OF AWARDS

11.1  Payment.  The Administrator shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided, that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other form of legal consideration acceptable to the Administrator. The Administrator shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

11.2  Tax Withholding.  The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA or employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan. The Administrator may in its sole discretion and in satisfaction of the foregoing requirement allow a Holder to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of shares which have a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

11.3  Transferability of Awards.

(a) Except as otherwise provided in Section 11.3(b):

(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

(ii) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

(iii) During the lifetime of the Holder, only the Holder may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Holder’s will or under the then applicable laws of descent and distribution.

(b) Notwithstanding Section 11.3(a), the Administrator, in its sole discretion, may determine to permit a Holder to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer.

(c) Notwithstanding Section 11.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder, except to the extent the Plan, the Program and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married and resides in a community property state, a designation of a person other than the Holder’s spouse as his or her beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time provided the change or revocation is filed with the Administrator prior to the Holder’s death.

11.4  Conditions to Issuance of Shares.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such shares is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Holder make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

(b) All Share certificates delivered pursuant to the Plan and all shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Administrator may place legends on any Share certificate or book entry to reference restrictions applicable to the Shares.

(c) The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d) No fractional Shares shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding down.

(e) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

11.5  Forfeiture Provisions.  Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Holder to agree by separate written or electronic instrument, that: (a)(i) any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (b)(i) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (ii) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (iii) the Holder incurs a Termination of Service for “cause” (as such term is defined in the sole discretion of the Administrator, or as set forth in a written agreement relating to such Award between the Company and the Holder).

11.6  Prohibition on Repricing.  Subject to Section 13.2, the Administrator shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Subject to Section 13.2, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.

11.7  Full Value Award Vesting Limitations.  Notwithstanding any other provision of the Plan to the contrary, Full Value Awards made to Employees or Consultants shall become vested over a period of not less than three years (or, in the case of vesting based upon the attainment of Performance Goals or other performance-based objectives, over a period of not less than one year measured from the commencement of the period over which performance is evaluated) following the date the Award is made; provided, however, that, notwithstanding the foregoing, (a) the Administrator may lapse or waive such vesting restrictions upon the Holder’s death, disability or retirement and (b) Full Value Awards that result in the issuance of an aggregate of up to 10% of the shares of Stock available pursuant to Section 3.1(a) may be granted to any one or more Holders as an inducement to accept employment with the Company without respect to such minimum vesting provisions.

ARTICLE 12.

ADMINISTRATION

12.1  Administrator.  The Compensation Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and, unless otherwise determined by the Board, shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule, an “outside director” for purposes of Section 162(m) of the Code and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded; provided, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.l or otherwise provided in any charter of the Committee. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written or electronic notice to the Board. Vacancies in the Committee may only be filled by the Board. Notwithstanding the foregoing, (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and (b) the Board or Committee may delegate its authority hereunder to the extent permitted by Section 12.6.

12.2  Duties and Powers of Committee.  It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan, the Program and the Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not affected adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 13.10. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or Section 162(m) of the Code, or any regulations or rules issued thereunder, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

12.3  Action by the Committee.  Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

12.4  Authority of Administrator.  Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and sole discretion to:

(a) Designate Eligible Individuals to receive Awards;

(b) Determine the type or types of Awards to be granted to each Eligible Individual;

(c) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award in the event of the Holder’s death, retirement, disability or upon a Change in Control, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement; and

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

12.5  Decisions Binding.  The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

12.6  Delegation of Authority.  To the extent permitted by applicable law or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to Article 12; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code and applicable securities laws or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.6 shall serve in such capacity at the pleasure of the Board and the Committee.

ARTICLE 13.

MISCELLANEOUS PROVISIONS

13.1  Amendment, Suspension or Termination of the Plan.  Except as otherwise provided in this Section 13.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company’s stockholders given within twelve (12) months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 13.2, (i) increase the limits imposed in Section 3.1 on the maximum number of shares which may be issued under the Plan, or (ii) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan, or (iii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Except as provided in Section 13.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the Effective Date.

13.2  Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan, adjustments of the Award Limit, and adjustments of the manner in which shares subject to Full Value Awards will be counted); (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b) In the event of any transaction or event described in Section 13.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 13.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 13.2(a) and 13.2(b):

(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or

(ii) The Administrator shall make such equitable adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued under the Plan, adjustments of the Award Limit, and adjustments of the manner in which shares subject to Full Value Awards will be counted). The adjustments provided under this Section 13.2(c) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company.

(d) Notwithstanding any other provision of the Plan, in the event of a Change in Control, each outstanding Award shall be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event an Award is assumed or an equivalent Award substituted, and a Holder has a Termination of Service without cause or for good reason upon or within twelve (12) months following the Change in Control, then such Holder shall be fully vested in such assumed or substituted Award.

(i) For purposes of this subsection, “cause” shall mean: (A) the commission of an act of fraud or embezzlement, or the unauthorized and intentional disclosure of confidential information, (B) a willful and material breach of any fiduciary duty owed to the Company or any term of the Plan or an Award Agreement, (C) conviction of a felony or any crime involving fraud, dishonesty or moral turpitude, (D) intentional misconduct of the Holder, including, but not limited to, knowing and intentional violation of the Company’s written policies or specific directions of the Board or superior officers of the Company, which policies or directives are neither illegal (or do not involve illegal conduct) nor do they require the violation of reasonable business ethical standards, or (E) engaging in gross misconduct which may reasonably result in injury to the reputation or business prospects of the Company; whether or not any such events are discovered or known by the Company at the time of the Holder’s termination; provided that if any of the foregoing events is capable of being cured, then with respect to the first occurrence of such event the Company will provide written notice to the Holder describing the nature of such event and the Holder will thereafter have thirty (30) days to cure such event.

(ii) For purposes of this subsection, “good reason” shall mean: (A) a material diminution in the Holder’s base compensation; (B) a material diminution in the Holder’s authority, duties or responsibilities; (C) a material change in the geographic location at which the Holder must perform services and/or (E) any other action or inaction that constitutes a material breach by the Company of the Holder’s terms and conditions of employment or service with the Company. The Holder must give the Company written notice of the existence of the conditions giving rise to the separation for good reason within ninety (90) days of the occurrence of such conditions, and the Company will thereafter have thirty (30) days to cure such event.

(e) In the event that the successor corporation in a Change in Control refuses to assume or substitute for the Award, the Administrator may cause any or all of such Awards to become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such Awards to lapse. If an Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Holder that the Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, contingent upon the occurrence of the Change in Control, and the Award shall terminate upon the expiration of such period.

(f) For the purposes of this Section 13.2, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each share of Common Stock subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

(g) The Administrator may, in its sole discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(h) With respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, no adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify. No adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

(i) The existence of the Plan, the Program, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(j) No action shall be taken under this Section 13.2 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.

(k) In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.

13.3  Approval of Plan by Stockholders.  The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan.

13.4  No Stockholders Rights.  Except as otherwise provided herein, a Holder shall have none of the rights of a stockholder with respect to shares of Common Stock covered by any Award until the Holder becomes the record owner of such shares of Common Stock.

13.5  Paperless Administration.  In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

13.6  Effect of Plan upon Other Compensation Plans.  The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate. Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Affiliate, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

13.7  Compliance with Laws.  The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state, federal and foreign securities law and margin requirements), the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

13.8  Titles and Headings, References to Sections of the Code or Exchange Act.  The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

13.9  Governing Law.  The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.

13.10  Section 409A.  To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Administrator may adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.

13.11  No Rights to Awards.  No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly.

13.12  Unfunded Status of Awards.  The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Affiliate.

13.13  Indemnification.  To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

13.14  Relationship to other Benefits.  No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

13.15  Expenses.  The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

* * * * *

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Ulta Salon, Cosmetics & Fragrance, Inc. on April 26, 2011.

* * * * *

I hereby certify that the foregoing Plan was approved by the stockholders of Ulta Salon, Cosmetics & Fragrance, Inc. on           , 2011.

Executed on this           day of          , 2011.

Corporate Secretary

Ulta Salon, Cosmetics & Fragrance, Inc.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned hereby appoints Chuck Rubin and Robert S. Guttman as proxies, with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Ulta Salon, Cosmetics & Fragrance, Inc. held of record by the undersigned on April 11, 2011, at the Annual Meeting of Stockholders to be held at the Company’s headquarters located at 1000 Remington Boulevard, Bolingbrook, IL 60440, on June 2, 2011, or any adjournment or postponement thereof.
     Important notice regarding availability of proxy materials for the Annual Meeting of Stockholders to be held on June 2, 2011. The Proxy Statement and Annual Report are available at the Investor Relations section of our website at http://ir.ulta.com.
(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
Ulta Salon, Cosmetics & Fragrance, Inc.
June 2, 2011
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

							FOR	AGAINST	ABSTAIN
1.	Election of Directors The Board of Directors recommends a vote of “For All Nominees”				2.	Ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm.	☐	☐	☐
		NOMINEES:				The Board of Directors recommends a vote “For” Proposal 2
☐	FOR ALL NOMINEES	¡ ¡	Dennis K. Eck Charles J. Philippin
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡	Kenneth T. Stevens
☐	FOR ALL EXCEPT (See instructions below)

							FOR	AGAINST	ABSTAIN
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:				●	3.	Advisory vote on executive compensation. The Board of Directors recommends a vote “For” Proposal 3	☐	☐	☐

					4.	Advisory vote on the frequency of holding future advisory votes on executive compensation. The Board of Directors recommends a vote of “Every Three Years”	EVERY THREE YEARS EVERY TWO YEARS EVERY YEAR ABSTAIN		☐ ☐ ☐ ☐

							FOR	AGAINST	ABSTAIN
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐	5.	Approval of 2011 Incentive Award Plan	☐	☐	☐

The Board of Directors recommends a vote “For” Proposal 5

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.